Exhibit 10(a)94









                AGREEMENT OF LIMITED PARTNERSHIP

                               of

                        ENTERGY-KOCH, LP

           dated and effective as of January 31, 2001

                              among

                            EKLP, LLC

                               and

                        EK HOLDING I, LLC
                       EK HOLDING II, LLC

                               and

                        KOCH ENERGY, INC.

                AGREEMENT OF LIMITED PARTNERSHIP
                               OF
                        ENTERGY-KOCH, LP


     This AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of the 31st day of January, 2001, among EKLP, LLC, a Delaware limited liability company (the "General Partner"), as general partner of the Partnership, and EK Holding I, LLC, a Delaware limited liability company ("Entergy A Limited Partner"), EK Holding II, LLC, a Delaware limited liability company ("Entergy B Limited Partner"), and Koch Energy, Inc., a Kansas corporation ("Koch Limited Partner"), each as limited partners of the Partnership.



                            ARTICLE I
                           DEFINITIONS

     Section 1.1 Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.1:

     "Act" means the Delaware Revised Uniform Limited Partnership
Act, as set forth in Del. Code Ann. Tit. 6, Sections 17-101, et seq. and any successor statute, as the same may be amended from time to time.

     "Additional Capital Contributions" means, with respect to each Partner, the Capital Contributions made by such Partner (or its predecessors in interest) pursuant to Section 3.2 of this Agreement.

     "Adjusted Capital Account" means, with respect to any Limited Partner, such Limited Partner's Capital Account adjusted by crediting to such Capital Account any amounts which such Limited Partner is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5).

     "Adjusted Capital Account Deficit" means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

          (i) Credit to such Capital Account any amounts which such Limited Partner is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
     1.704-1(b)(2)(ii)(d)(6) of the Regulations.

     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-
1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by, or Under Common Control with such Person. Notwithstanding the foregoing, none of the Partnership, the General Partner or their respective Subsidiaries shall be treated as Affiliates of the Koch Limited Partner, the Entergy A Limited Partner or the Entergy B Limited Partner for any purpose hereunder.

     "Agreement"  means this Agreement of Limited Partnership  of
Entergy-Koch,  LP  dated  effective  as  of  January  31,   2001,
including all exhibits attached hereto, as amended, modified, or supplemented from time to time.

     "Allocation Year" means (i) the period commencing on the Effective Date and ending on the following December 31, (ii) any subsequent period commencing on January 1 and ending on the following December 31, or (iii) any portion of a period described in clauses (i) or (ii) for which the Partnership is required to allocate Profits, Losses and other items of Partnership income, gain, loss or deduction pursuant to Articles IV, X and XI of this Agreement.

     "Bankruptcy" means, with respect to any Person, a Voluntary Bankruptcy or an Involuntary Bankruptcy. A "Voluntary Bankruptcy" means, with respect to any Person: (i) (A) the inability or failure of such Person generally to pay its debts as such debts become due, or (B) an admission in writing by such Person of its inability or failure to pay its debts generally or a general assignment by such Person for the benefit of creditors; (ii) the filing of any petition by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any Legal Requirement relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property or the filing of an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature; or (iii) action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar Legal Requirement, or the filing of any such petition against such Person, that shall not be dismissed or stayed within 60 days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person that shall not be dismissed or stayed within 60 days. This definition is intended to supersede the definition of Bankruptcy set forth in Section 17-402(a)(4) and
(5) of the Act.

     "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Houston, Texas are required or authorized by law to suspend operations.

     "Business   Opportunities  Agreement"  means  the   Business
Opportunities Agreement entered into by and among Entergy, KII and the Partnership.

     "Business Plan" means a document setting forth the Partnership's business objectives and strategy, profit plan, marketing and trading plan, financing and capitalization plan, capital expenditures budget and expense budget, as approved by the General Partner.

     "Capital Account" means, with respect to any Partner, the capital account maintained for such Partner in accordance with
Section 1.704-1(b)(2)(iv) of the Regulations.

     "Capital Contributions" means, with respect to any Partner, the amount of Cash Equivalents and the initial Gross Asset Value of any property (other than Cash Equivalents) contributed pursuant to Article III to the Partnership by such Partner (or its predecessors in interest) with respect to the Interest held by such Partner. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note (or a Partner related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Partner until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

     "Cash Available for Distribution" means, as of the end of each Fiscal Quarter, the Cash Equivalents of the Partnership less any portion thereof set aside by the General Partner from current distributions to maintain reasonably adequate reserves for Partnership operations (considering prospective cash receipts and expenditures from operations). Potential reserves would include, without limitation, reserves for capital expenditures, reserves required to maintain the Partnership's credit rating, and reserves for debt service, principal amortization, working capital, and Taxes.

     "Cash Equivalents" means cash and any of the following: (i) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, or (ii) insured certificates of deposit of time or demand deposits with any commercial bank that is a member of the Federal Reserve System, the parent of which issues commercial paper rated at least P-1 (or the then equivalent grade) by Moody's or A-1 (or the then equivalent grade) by S&P, is organized under the laws of the United States or any State thereof and, the long term unsecured debt of which is rated A-3 or better by Moody's and A- or better by S&P; provided, however, that all Cash Equivalents described in this definition other than cash shall have a remaining maturity of not longer than ninety days.

     "Certificate" means the Certificate of Limited Partnership for the Partnership, as required pursuant to Section 17-201 of the Act, as amended or restated from time to time.

     "Code"  means  the United States Internal  Revenue  Code  of
1986,   as   amended  from  time  to  time  and  any  regulations
promulgated pursuant thereto.

     "Contribution  Agreement"  means the  Amended  and  Restated
Contribution Agreement dated as of May 26, 2000 among  EPIH,  the
Koch  Limited  Partner,  the Entergy A Limited  Partner  and  the
Entergy B Limited Partner.

     "Controlling", "Controlled By" or "Under Common Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract, or otherwise.

     "Default Interest Rate" means a rate per annum equal to the lesser of (i) 3% per annum plus the Prime Interest Rate or (ii) the maximum rate permitted by applicable Legal Requirements.

     "Delinquent  Partner" has the meaning set forth  in  Section
3.4(d) of this Agreement.

     "Depreciation" means for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

     "Derivative Contracts" means any and all futures, forward, swap, collar, put, call, floor, cap, option, or other financial contracts which derive their value from an underlying commodity, security, or currency generally intended to provide benefits from or to reduce or to eliminate the risk of, fluctuations in interest rates, weather or the price of commodities or equities, including, without limitation, natural gas, electric power, currencies and securities.

     "Determination" means, for any Allocation Year, the earlier of (i) a "determination" for such Allocation Year as such term is used in Section 1313(a) of the Code, or (ii) the expiration of the applicable statute of limitations for the assessment of a federal income tax deficiency with respect to such Allocation Year.

     "Disclosure Schedule" means the Disclosure Schedule  to  the
Contribution Agreement executed and delivered by each of the parties thereto as of the Execution Date, each Interim Contribution Date, if any, and the Final Contribution Date.

     "Effective Date" means January 31, 2001.

     "EGT Holding" means EGT Holding, Ltd., a Cayman Islands corporation.

     "EK International Group" shall mean, collectively, all direct and indirect Subsidiaries of the Partnership that are not formed or incorporated in the United States.

     "Encumbrance" means any charge, claim, equitable interest, lien, option, pledge, security interest, mortgage, easement, warrant, right of first refusal, right of first offer, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Entergy" means Entergy Corporation, a Delaware corporation.

     "Entergy Assets" means the assets and businesses of EPMC, ET&M and EGT Holding through ownership of the Entergy Interests.

     "Entergy Interests" means all of the equity interests in EPMC, ET&M and EGT Holding.

     "Entergy Partner Group" means the Entergy A Limited Partner and the Entergy B Limited Partner and any successors or assigns that are Wholly-Owned Affiliates of Entergy.

     "EPIH"    means   Entergy   Power   International   Holdings
Corporation, a Delaware corporation.

     "EPMC"  means Entergy Power Marketing Corporation (including
such  entity  as  converted  pursuant  to  Section  3.4  of   the
Contribution Agreement).

     "ERISA" means the Employee Retirement Income Security Act of
1974,   as  amended  from  time  to  time,  and  the  regulations
promulgated and rulings issued from time to time thereunder.

     "ET&M" means Entergy Trading & Marketing, Limited.

     "Execution  Date" means the date upon which the Contribution
Agreement was executed.

     "Fair Market Value" means the value that would be obtained in an arm's length transaction between an informed and willing creditworthy buyer under no compulsion to buy and an informed and willing creditworthy seller under no compulsion to sell.

     "Final Contribution Date" has the meaning set forth in the Contribution Agreement.

     "Fiscal Quarter" means (i) the period commencing on the Effective Date and ending on the last day of the first calendar quarter ending after the Effective Date, and (ii) any subsequent three-month period commencing on each of January 1, April 1, July 1 and October 1 and ending on the next March 31, June 30,
September 30 and December 31, respectively; provided that the last Fiscal Quarter shall end on the first date on which all Partnership Property is distributed pursuant to Section 11.1 of this Agreement and the Certificate has been canceled pursuant to the Act.

     "Fiscal Year" means (i) the period commencing on the Effective Date and ending on the following December 31, and (ii) any subsequent period commencing on January 1 and ending on the earlier to occur of (a) the following December 31, or (b) the date on which all Partnership Property is distributed pursuant to
Section 11.1 of this Agreement and the Certificate has been canceled pursuant to the Act.

     "GAAP" means generally accepted accounting principles for the United States of America, consistently applied, as in effect from time to time.

     "Gateway" means Koch Gateway Pipeline Company, a Delaware corporation (including such entity as converted pursuant to Section 3.4 of the Contribution Agreement).

     "Gateway Assets" means all of the assets owned by Gateway.

     "Gateway Interests" means all of the equity interests in Gateway.

     "Gateway Sale Price" means (a) in the case of the sale of the Gateway Assets, the gross sale price received by the Partnership on such sale (without reduction for Encumbrances, but reduced for transaction expenses), and (b) in the case of the special redetermination of Gross Asset Value of Gateway Assets pursuant to Section 10.1, the Liquidation Value of the Gateway Assets determined in accordance with such Section 10.1.

     "Governmental Body" means any (i) nation, state, county, city, town, village, district, territory, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (i) The initial Gross Asset Values of the assets contributed to the Partnership shall be as set forth in Section 3.2(f);

           (ii) The Gross Asset Values of all Partnership Property shall be adjusted to equal their respective Liquidation Values as determined in accordance with Section 10.1 of this Agreement in connection with the following events: (A) the acquisition of an additional interest in the Partnership by any new or existing
     Partner in exchange for more than a de minimis Capital
     Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Property as consideration for an interest in the Partnership; or (C) the liquidation of the Partnership within the meaning of Regulations
     Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (A) and (B) above shall be made only if the General Partner reasonably determines in good faith that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; provided further, however, that the Partners agree that such adjustments shall be made upon a distribution made pursuant to Section
     5.2(b);

          (iii) The Gross Asset Value of any Partnership Property distributed to any Partner shall be the gross value of such asset as determined in accordance with Section 10.1 of this Agreement on the date of such distribution; and

          (iv) The Gross Asset Values of Partnership Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or Section 4.3(g) of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii), or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of the allocations made pursuant to Article IV.

     "Indebtedness" means, with respect to any Person at any date, (i) indebtedness of such Person for borrowed money, including, without limitation, obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations of such Person to pay the deferred purchase price of property or services; (iv) obligations of such Person as lessee under any lease of any Property by such Person as lessee; (v) obligations of such Person under any Derivative Contracts; (vi) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above; (vii) any obligations in connection with any volumetric or production prepayments; and
(viii) indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) secured by any Encumbrance on or in respect of any Property of such Person.

     "Indemnitee" means (a) any Partner, (b) any Person who is or was, at the time of the alleged event giving rise to such indemnity, an Affiliate of a Partner, (c) any Person who is or was, at the time of the alleged event giving rise to such indemnity, a member, partner, officer, director, employee, agent, or trustee of the Partnership or any Partner, and (d) any Person who is or was, at the time of the alleged event giving rise to such indemnity, serving at the request of the Partnership or any Partner as an officer, director, employee, member, partner, agent, fiduciary, or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-service basis, trustee, fiduciary, or custodial services.

     "Indemnity Agreement" means the Amended and Restated  Parent
Indemnity Agreement dated and effective as of May 26, 2000 by and between the Parents.

     "Interest" means any interest in the Partnership held by a Partner.

     "Interim Contribution Date" means any date prior to the Final Contribution Date on which the Koch Limited Partner, the Entergy A Limited Partner, the Entergy B Limited Partner or EPIH mutually agree to contribute any of the Koch Interests or the Entergy Interests to the Partnership.

     "International Non-Weather Profits" means the Profits of  EK
International Group other than Profits Attributable to the Weather Derivatives Business.

     "International  Weather Profits" means  the  Profits  of  EK
International Group which are Profits Attributable to the Weather
Derivatives Business.

     "Involuntary Bankruptcy" has the meaning set forth in the definition of "Bankruptcy".

     "KII" means Koch Industries, Inc., a Kansas corporation.

     "Koch  Assets"  means  the assets of  the  Koch  Contributed
Subsidiaries through ownership of the Koch Interests.

     "Koch  Contributed Subsidiaries" means Koch Energy  Trading,
Inc. and Gateway (including such entities as converted pursuant to Section 3.4 of the Contribution Agreement).

     "Koch Interests" means all of the equity interests in the Koch Contributed Subsidiaries.

     "Koch Partner Group" means the Koch Limited Partner and any successors or assigns that are Wholly-Owned Affiliates of KII.

     "Legal Requirement" means any order, constitution, law, ordinance, regulation, statute, or treaty issued by any federal, state, local, municipal, foreign, international, multinational, or other administrative body or any principle of common law.

     "Limited Partners" means the Entergy A Limited Partner, the Entergy B Limited Partner and the Koch Limited Partner, and any other Person admitted to the Partnership as an additional or substitute limited partner of the Partnership pursuant to Article VIII hereof.

     "Liquidating Event" has the meaning set forth in Section 9.1 of this Agreement.

     "Liquidation  Balance Sheet" has the meaning  set  forth  in
Section 7.2(d)(i) of this Agreement.

     "Liquidation Measurement Date" means, with respect to the liquidation of the Partnership pursuant to Section 11.1 of this Agreement, the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter during which the Liquidating Event giving rise to such liquidation occurred.

     "Liquidation  Value" has the meaning set  forth  in  Section
10.1 of this Agreement.

     "LLC   Agreement"   means  the  Limited  Liability   Company
Agreement for the General Partner by and between Koch Energy, Inc. and EPIH.

     "Loan Documents" means (i) the Credit Agreement (364-Day), dated as of January 31, 2001 (the "364-Day Credit Agreement"), among the Partnership, the financial institutions as parties thereto (the "364-Day Lenders") and The Chase Manhattan Bank ("Chase"), as Administrative Agent for the 364 Day Lenders and as the Issuing Bank; (ii) the Credit Agreement (Five-Year Term), dated as of January 31, 2001 (the "Five-Year Credit Agreement"), among the Partnership, the financial institutions as parties thereto (the "Five-Year Lenders") and Chase, as Administrative Agent for the Five-Year Lenders and as the Issuing Bank; (iii) the Bridge Credit Agreement, dated as of January 31, 2001 (the "Bridge Credit Agreement"), among the Partnership, the financial institutions as parties thereto (the "Bridge Lenders"), and Chase, as Administrative Agent for the Bridge Lenders; (iv) the Revolving Loan Promissory Notes issued by the Partnership to the 364-Day Lenders pursuant to the 364-Day Credit Agreement; (v) the Revolving Loan Promissory Notes issued by the Partnership to the Five-Year Lenders pursuant to the Five-Year Credit Agreement;
(vi) the Bridge Loan Promissory Notes issued by the Partnership to the Bridge Lenders pursuant to the Bridge Credit Agreement; and (vii) all other documents, agreements, instruments and certificates contemplated thereby or related thereto.

     "Losses" has the meaning set forth in the definition of "Profits" and "Losses."

     "Moody's" means Moody's Investors Service, Inc. or any successor by merger or consolidation to its business.

     "Non-Delinquent  Partner"  has  the  meaning  set  forth  in
Section 3.4(d).

     "Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

     "Nonrecourse Liability" has the meaning set forth in Section
1.704-2(b)(3) of the Regulations.

     "Obligation" means, with respect to any Person, any legal or equitable obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding.

     "Officers" has the meaning set forth in Section 6.2(a).

     "Original Capital Contribution" means, with respect to each Partner, the Capital Contribution made by such Partner (or its predecessors in interest) pursuant to Section 3.1 of this Agreement.

     "Parent"  means  either  Entergy or  KII.   "Parents"  means
Entergy and KII collectively.

     "Partner"  means  any  of  the General  Partner  or  Limited
Partners.  "Partners" means all of such Partners collectively.

     "Partner Group" means either the Entergy Partner Group or the Koch Partner Group.

     "Partner Nonrecourse Debt" has the same meaning as the  term
"partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

     "Partner  Nonrecourse Debt Minimum Gain"  means  an  amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

     "Partner Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

     "Partnership"  means Entergy-Koch, LP,  a  Delaware  limited
partnership   formed   pursuant  to  this   Agreement   and   the
Certificate.

     "Partnership Minimum Gain" has the same meaning as the  term
"partnership minimum gain" in Sections 1.704-2(b)(2)  and  1.704-
2(d) of the Regulations.

     "Partnership Property" means all real and personal property owned by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

     "Percentage Interest" means, as of any date, 1% with respect to the General Partner, and 49.5% with respect to each of the Series A Limited Partners and the Series B Limited Partners. With respect to any Series A Limited Partner, as of any date, Percentage Interest means 49.5% multiplied by the ratio of such Partner's Adjusted Capital Account on such date to the aggregate Adjusted Capital Accounts of all Series A Limited Partners on such date. With respect to any Series B Limited Partner, as of any date, Percentage Interest means 49.5% multiplied by the ratio of such Partner's Adjusted Capital Account on such date to the aggregate Adjusted Capital Accounts of all Series B Limited Partners on such date. For purposes of the preceding two sentences, Adjusted Capital Accounts shall be determined after giving effect to all contributions, distributions and allocations for all Allocation Years ending on or prior to the date for which the Percentage Interest is being calculated. The initial Percentage Interest of each Partner is set forth in Exhibit B to this Agreement.

     "Permitted  Transfer" has the meaning set forth  in  Section
8.1(a) of this Agreement.

     "Permitted Transferee" has the meaning set forth in  Section
8.1(a) of this Agreement.

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, unincorporated organization, business, syndicate, sole proprietorship, association, organization, labor union, or other entity or Governmental Body.

     "Prime Interest Rate" means a rate per annum equal to the lesser of (i) the prime rate or (ii) the maximum rate permitted by any applicable Legal Requirement. For the purposes of the preceding sentence, the term "prime rate" shall mean a variable rate per annum equal to the prime rate for corporate loans most recently published in the Money Rates column of The Wall Street Journal, with adjustments in that varying rate to be made on the same date as any change in that rate.

     "Profits" and "Losses" means, for each Allocation Year, an amount equal to the Partnership's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing
     Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

          (ii) Any expenditures of the Partnership described in Code
     Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

          (iii) In the event the Gross Asset Value of any Partnership Property is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          (iv) Gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Partnership Property disposed of, notwithstanding that the adjusted tax basis of such Partnership Property differs from its Gross Asset Value;

          (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of "Depreciation";

          (vi) To the extent an adjustment to the adjusted tax basis of any Partnership Property pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain
     (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

          (vii)     Any items that are allocated pursuant to Sections 3.3,
     4.3 or 4.4 of this Agreement shall not be taken into account in computing Profits or Losses.

     The amounts of the items of Partnership income, gain, loss or deduction available to be allocated pursuant to Sections 4.3 and 4.4 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

     "Profits Attributable to International Non-Weather" means the Profits attributable to the EK International Group, other than Profits Attributable to the Weather Derivatives Business, computed as if all entities in the EK International Group were disregarded under Regulations Section 301.7701-3(b)(2)(C).

     "Profits  Attributable to International Weather"  means  the
Profits attributable to the EK International Group, which are Profits Attributable to the Weather Derivatives Business, computed as if all entities in the EK International Group were disregarded under Regulations Section 301.7701-3(b)(2)(C).

     "Profits Attributable to the Sale of the Gateway Assets" means profits, determined in the same manner as "Profits", except such profits shall be determined solely with respect to the sale of all or substantially all of the Gateway Assets or the Gateway Interests, or the adjustment to the Gross Asset Value thereof pursuant to subparagraph (iii) of the definition of "Profits".

     "Profits Attributable to the Weather Derivatives Business" means the profits and losses determined in the manner as set forth in the Weather Side Letter, computed as if all entities in the EK International Group were disregarded under Regulations
Section 301.7701-3(b)(2)(C).

     "Receivables  Purchase  Agreement"  means  the   Receivables
Purchase  Agreement entered into by and among  the  Koch  Limited
Partner, Koch Energy Finance Corporation and EPIH.

     "Regulations"  means  the Income Tax Regulations,  including
Temporary Regulations, promulgated under the Code, as such regulations are amended, modified or supplemented from time to time.

     "Regulatory  Allocations"  has  the  meaning  set  forth  in
Section 4.4 of this Agreement.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor by merger or consolidation to its business.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Series A Limited Partners" means the Koch Limited Partner and its permitted successors and assigns.

     "Series  B  Limited  Partners" means the Entergy  A  Limited
Partner and the Entergy B Limited Partner, and their respective permitted successors and assigns.

     "Special Adjustment Account" means, with respect to the Series B Limited Partners, a notional account with a balance equal to the excess, if any, of $129,500,000 over all amounts allocated to the Series B Limited Partners pursuant to Sections 4.1(a), 4.3(i)(ii) and 4.3(k)(ii).

     "Special Series B Distribution Account" means, with respect to the Series B Limited Partners, a notional account with a balance equal to the excess, if any, of (a) over (b):

     (a) the sum of the Special Series B Distribution Amounts for each Allocation Year ending on or before December 31, 2003 (plus
6%  simple  interest  on  the  undistributed  Special  Series   B
Distribution Amount from the third anniversary of the  first  day of the year to which the Special Series B Distribution Amount applies) for which there shall have been a Determination with regard to the Series A Limited Partners' distributive share of Profits from the Partnership, provided, however, that such
Special   Series  B  Distribution  Amounts  shall   be   adjusted
appropriately  to  account for any adjustments to  the  Partners'
distributive   shares   pursuant  to  such   Determination.    In
particular, but not in derogation of the foregoing:

          (i) In the event that the distributive share of the income (as determined for federal income tax purposes) of the Series A
     Limited Partners from the Partnership is increased or the distributive share of the deductions (as determined for federal income tax purposes) of the Series A Limited Partners from the Partnership is decreased for an Allocation Year ending on or before December 31, 2003, by the Determination, then the Special Series B Distribution Amount shall be reduced by (x) 26.25% multiplied by the Series A Limited Partners' increased income (as determined for federal income tax purposes) resulting from such Determination plus (y) 26.25% multiplied by the Series A Limited Partners' decreased deductions (as determined for federal tax purposes) resulting from such Determination. Determination shall be taken into account for Special Series B Distribution Account purposes upon written notice by the Series A Limited Partners' Parent's independent accounting firm to the Partnership and to the Series B Limited Partners of such Determination, which notice such Parent shall be required to give within ten (10) Business
     Days following any such Determination. Such notice shall include any calculation of necessary adjustments required by this paragraph (a)(i).

         (ii) In the event that the distributive share of the income (as determined for federal income tax purposes) of the Series B
     Limited Partners from the Partnership is increased for an Allocation Year ending on or before December 31, 2003, by the Determination, then the Special Series B Distribution Amount shall be increased by 26.25% multiplied by the Series B Limited Partners' increased income (as determined for federal income tax purposes) resulting from such Determination. Such a Determination shall be taken into account for Special Series B Distribution Account purposes upon written notice by the Series B Limited Partners' Parent's independent accounting firm to the Partnership and to the Series A Limited Partners of such Determination, which notice Entergy shall be required to give within ten (10) Business Days following any such Determination. Such notice shall include any calculation of necessary adjustments required by this paragraph (a)(ii).

     (b) the sum of all distributions of Cash Available for Distribution to the Series B Limited Partners pursuant to Section
5.1(a).

Upon the occurrence of a Triggering Event, the amount calculated under (a) above for each Allocation Year for which there has been a Determination shall be reduced by the excess, if any, of (i) the amount allocated pursuant to Section 4.3(h) for such Allocation Year, over (ii) 12.8625% multiplied by the taxable income of the Partnership for such Allocation Year. For purposes of the preceding sentence, "taxable income" shall mean taxable income as defined by Code Section 703(a), by including in the computation of such taxable income any items that are separately stated pursuant to Code Section 703(a)(1).

     "Special  Series  B  Distribution  Amount"  means,  for  any
Allocation Year ending on or before December 31, 2003, the product of (i) 26.25% multiplied by (ii) the excess, if any, of
(A) the taxable income allocated to the Series B Limited Partners pursuant to Section 4.1(a), over (B) the taxable income that would have been allocable to the Series B Limited Partners if
Section 4.1(c) were applicable to the Allocation Year instead  of
Section 4.1(a), provided that both the quantities in (A) and (B) shall be computed as though the special allocation in Section 4.3(h) had not been made. For purposes of this definition of Special Series B Distribution Amount, "taxable income" shall mean taxable income as defined by Code Section 703(a), by including in the computation of such taxable income any items that are separately stated pursuant to Code Section 703(a)(1).

     "Subsidiary" means any of Gulf South Pipeline Company, LLC, a Delaware limited liability company, Axia Energy, LLC, a Delaware limited liability company, Gulf South Pipeline Company, LP, a Delaware limited partnership, Axia Energy, LP, a Delaware limited partnership, EGT Holding, ET&M and any other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Partnership or one or more of its Subsidiaries, and "Subsidiaries" means all such Subsidiaries collectively.

     "Target Gap" means, for any Allocation Year, the difference between (a) the sum of the Capital Contributions by the Series A Limited Partners plus the Undistributed Series A Weather Profits (calculated after application of Sections 4.3(j) and 5.1(b) for such Allocation Year), reduced by all distributions to the Series A Limited Partners pursuant to Sections 5.2(a) and 5.2(b), minus
(b) the sum of (i) the Capital Contributions by the Series B Limited Partners, (ii) the Special Series B Distribution Account, and (iii) the cumulative amount allocated through the end of the current Allocation Year to the Series B Limited Partners pursuant to Section 4.1(a) up to a maximum of $129,500,000. For purposes of this definition of Target Gap, for any Allocation Year for which there has been no Determination, the Special Series B Distribution Account shall be calculated as though there has been a Determination for such Allocation Year that does not affect the allocations made among the Partners for such Allocation Year. The Target Gap may be greater than, less than, or equal to zero.

     "Tax" or collectively, "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreement or arrangements with any other Person with respect to such amounts and including any liability for taxes of a transferor or predecessor entity.

     "Tax  Matters Partner" has the meaning set forth in  Section
7.3(a) of this Agreement.

     "Transaction Documents" means this Agreement, the Contribution Agreement, the Disclosure Schedule, the Business Opportunities Agreement, the Indemnity Agreement, the Valuation Side Letter (as defined in the Contribution Agreement), the Weather Side Letter, the Receivables Purchase Agreement, the LLC Agreement, the Transfer Restrictions Agreement and all documents executed and delivered by the General Partner, the Partnership, any of the Subsidiaries of the Partnership or any Partner in connection with this Agreement or the Contribution Agreement.

     "Transfer" means as a noun, any voluntary or involuntary sale, lease, pledge, or other disposition and, as a verb, voluntarily or involuntarily to sell, lease, pledge, or otherwise dispose of, including, in each case, any transfer by operation of any applicable Legal Requirement, merger or bankruptcy or otherwise. The adjective "Transferred" has the correlative meaning.

     "Transfer   Restrictions  Agreement"  means   the   Transfer
Restrictions Agreement dated as of the Effective Date between Entergy and KII.

     "Triggering Event" means (i) the sale of all or substantially all of the Gateway Assets prior to January 1, 2007,
(ii) on or after January 1, 2004, the Transfer by the Koch Partner Group of its Interests prior to January 1, 2007, if and only if Entergy or an Affiliate of Entergy is the "Notifying Party" pursuant to Section 4 of the Transfer Restrictions Agreement, and (iii) the Transfer by the Koch Partner Group of its Interests prior to January 1, 2004, if and only if Koch or an Affiliate of Koch is the "Notifying Party" pursuant to Section 4 of the Transfer Restrictions Agreement.

     "UCC" means the Uniform Commercial Code as in effect in the State of Delaware, or any other jurisdiction that may be relevant.

     "Undistributed Series A Weather Profits" means, at any time, the excess, if any, of (i) the difference between (A) the cumulative amounts allocated to the Series A Limited Partners pursuant to Section 4.3(j), minus (B) the cumulative amounts distributed to the Series A Limited Partners pursuant to Section 5.1(b), over (ii) the difference between (A) the cumulative amounts allocated to the Series B Limited Partners pursuant to
Section 4.3(j), minus (B) the cumulative amounts distributed to the Series B Limited Partners pursuant to Section 5.1(b).

     "Voluntary Bankruptcy" has the meaning set forth in the definition of "Bankruptcy".

     "Weather Derivatives Business" means the trade or business of (i) the entry into, performance or discharge of Derivative
Contracts relating to weather and (ii) the performance of advisory services relating to the foregoing activities.

     "Weather  Shortfall Distribution Amount" means,  as  to  any
Partner, the excess, if any, of (i) the cumulative amounts allocated to such Partner pursuant to Section 4.3(j) for all prior Allocation Years, over (ii) the cumulative amounts distributed to such Partner pursuant to Section 5.1(b) for all prior Allocation Years.

     "Weather   Side   Letter"   means   the   letter   agreement
establishing   the  methodology  for  determining   the   Profits
Attributable to the Weather Derivatives Business, attached hereto as Exhibit A.

     "Wholly  Owned  Affiliate"  of  any  Person  means  (i)   an
Affiliate of such Person 100% of the capital stock (or its equivalent in the case of entities other than corporations) of which is owned beneficially by such Person, directly, or indirectly through one or more Wholly Owned Affiliates, or by any Person who, directly or indirectly, owns beneficially 100% of the capital stock (or its equivalent in the case of entities other than corporations) of such Person, and (ii) an Affiliate of such Person who, directly or indirectly, owns beneficially 100% of the capital stock (or its equivalent in the case of entities other than corporations) of such Person; provided that, for purposes of determining the ownership of the capital stock of any Person, de minimis amounts of stock held by directors, nominees and similar Persons pursuant to statutory or regulatory requirements shall not be taken into account.

     Section 1.2 Other Terms. Unless the content shall require otherwise:

     (a) Words importing the singular number or plural number shall include the plural number and singular number respectively;

     (b) Words importing the masculine gender shall include the feminine and neuter genders and vice versa;

     (c) Reference to "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation;"

     (d)  Reference in this Agreement to "herein," "hereby" or
"hereunder", or any similar formulation, shall be deemed to refer to this Agreement as a whole, including the Exhibits hereto;

     (e) References to documents and agreements shall include such documents and agreements as amended from time to time; and

     (f) The headings of this Agreement are for reference only and shall not be deemed to form part of the text or be used in the construction or interpretation of this Agreement. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement.


                           ARTICLE II

                         THE PARTNERSHIP

     Section  2.1     Continuation.    The  Partners  formed  the
Partnership as a limited partnership under and pursuant to the provisions of the Act and the Certificate was filed with the Secretary of State of the State of Delaware on January 11, 2001. The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. This Agreement completely amends, restates and supersedes in its entirety that certain Agreement of Limited Partnership of Entergy-Koch, LP entered into on January 11, 2001 by the Partners. Simultaneously with the execution of this Agreement, without the need for any additional act or consent of any Person, the General Partner is hereby admitted as general partner of the Partnership and the Entergy A Limited Partner, the Entergy B Limited Partner and the Koch Limited Partner are hereby admitted as limited partners of the Partnership. The Koch Limited Partner is hereby admitted as a Series A Limited Partner and the Entergy A Limited Partner and the Entergy B Limited Partner are hereby admitted as Series B Limited Partners. The rights and liabilities of the Partners shall be as provided under the Act and this Agreement.

     Section 2.2 Name. The name of the Partnership shall continue to be Entergy-Koch, LP, and all business of the Partnership shall continue to be conducted in such name or, in the discretion of the General Partner, under any other name; provided that the General Partner may change the name of the Partnership only upon executing (by an authorized Person designated by the General Partner) and filing an amendment to the Certificate.

     Section 2.3    Purpose.

     (a) The purposes of the Partnership shall be any business or activity as determined by the General Partner that is not forbidden by Legal Requirement.

     (b) The initial businesses of the Partnership, acting on behalf of itself and its Subsidiaries, shall be the following:

          (i) development, ownership and operation of assets engaged in the transportation, gathering, storage and treating of pipeline quality natural gas;

          (ii) marketing and trading of all energy products and services (as long as such marketing and trading is in compliance with the Business Opportunities Agreement), including, without limitation, natural gas, electricity, air emission allowances, coal and lignite, including Derivative Contracts related thereto, and weather Derivative Contracts;

          (iii) providing financial products and capital support to the Partnership's customers to stimulate business, reduce risk and enhance profitability;

          (iv) power generation asset ownership; and

          (v) any other business or activity that now or in the future may be necessary, incidental, proper, advisable, or convenient to accomplish the foregoing purposes (including obtaining appropriate financing) as determined by the General Partner and that is not forbidden by Legal Requirement.

     (c) The Partnership, and the General Partner or any Officer on behalf of the Partnership, acting singly or jointly, may enter
into   and  perform  the  Transaction  Documents  to  which   the
Partnership is a party and all documents, agreements, and certificates contemplated thereby or related thereto, all without further act, vote or approval of any Person, notwithstanding any other provision of this Agreement.

     (d) The Partnership, and the General Partner or any Officer on behalf of the Partnership, acting singly or jointly, may enter into and perform the Loan Documents to which the Partnership is a party or a signatory, all without further act, vote or approval of any Person, notwithstanding any other provision of this Agreement.

     (e) The Partnership shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Partnership set forth in this Section 2.3 and shall have, without limitation, any and all powers that may be exercised on behalf of the Partnership by the General Partner pursuant to Article VI hereof.

     Section 2.4 Principal Office. The principal office of the Partnership shall be in Houston, Texas. The registered office of the Partnership in the State of Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     Section 2.5 Term. The term of the Partnership commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the completion of the winding up and liquidation of the Partnership following a Liquidating Event as provided in Article IX.

     Section 2.6    Filings; Agent for Service of Process.

     (a) The General Partner executed, delivered and filed the Certificate with the Secretary of State of the State of Delaware. The General Partner shall take any and all other actions including without limitation the filing of amendments to the Certificate necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of the State of Delaware or any other states in which the Partnership is engaged in business, including the preparation, execution and filing of such amendments to the Certificate and such other certificates, documents, instruments and publications as may be required by law.

     (b) The General Partner shall provide notice to the Partners of any state or jurisdiction in which the Partnership is qualified to do business (other than its jurisdiction of organization).

     (c) The registered agent for service of process on the Partnership in the State of Delaware shall be The Corporation
Trust  Company  or  any  successor as appointed  by  the  General
Partner in accordance with the Act.

     (d) Upon the dissolution and completion of the winding up and liquidation of the Partnership, the General Partner shall promptly execute and cause to be filed a certificate of cancellation in accordance with the Act and the laws of any other states or jurisdictions in which the General Partner deems such filing necessary or advisable.

     (e) The General Partner shall promptly deliver copies of all filings made on behalf of the Partnership in accordance with this Section to the Partners.

     Section 2.7 Title to Partnership Property. All Partnership Property shall be owned by the Partnership as an entity, and no Partner shall have any ownership interest in such property in its
individual  name  or  right.   Each  Partner's  Interest  in  the
Partnership  shall  be personal property for all  purposes.   The
Partnership shall hold all of its property in the name of the Partnership and not in the name of any Partner.

     Section 2.8 Payments of Individual Obligations. The Partnership's credit and assets shall be used solely for the benefit of the Partnership, and no Partnership Property shall be Transferred or encumbered for or in payment of any individual obligation of any Partner.

     Section  2.9     Independent Activities;  Transactions  with
Affiliates.

     (a) Prior to the third anniversary of the Final Contribution Date, no Partner shall, nor shall it permit any of its Affiliates to, solicit, other than a general solicitation through help wanted advertisements in newspapers or employee search firms, any employee of the Partnership or of any of its Wholly Owned
Affiliates   to   become  employed  (whether  as   an   employee,
consultant, independent contractor, or any other relationship pursuant to which such Person may render services to such Partner or its Affiliates) by such Partner or any of its Affiliates, without obtaining the prior written consent of the other Partner Group, which consent shall not be unreasonably withheld.

     (b) Except as otherwise provided in Section 6.4(c), each Partner and any Affiliate thereof may also lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with the Partnership and, subject to any other applicable Legal Requirement, has the same rights and obligations with respect thereto as a Person who is not a Partner. The existence of these relationships and acting in such capacities will not result in the Limited Partners being deemed to be participating in the control of the business of the Partnership or otherwise affect the limited liability of the Limited Partners.

     (c) The General Partner and any partner, member, manager, stockholder, officer, director or employee of the General Partner, and any of its Affiliates shall be required to devote only such time to the affairs of the Partnership as such Person determines in its sole discretion may be necessary to manage and operate the Partnership, and each such Person shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

     (d) Except as otherwise provided in the Business Opportunities Agreement, each Partner acknowledges that the other Partners and their Affiliates are free to engage or invest in an unlimited number of activities or businesses, any one or more of which may be related to the activities or businesses of the Partnership, without having or incurring any obligation to offer any interest in such activities or businesses to the Partnership or any Partner, and neither this Agreement nor any activity undertaken pursuant to this Agreement shall prevent any Partner or its Affiliates from engaging in such activities, or require any Partner to permit the Partnership or any Partner or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Partner, each Partner hereby waives, relinquishes, and renounces any such right or claim of participation. The Partners acknowledge that certain conflicts of interest may thus arise and hereby agree that the specific rights with respect to the Partners' and their Affiliates' freedom of action provided in this Section 2.9(d) and the Business Opportunities Agreement are sufficient to protect their respective interests in relation to such possible conflicts and are to be in lieu of all other possible limitations which might otherwise be implied in fact, in law or in equity.

     Section 2.10 UCC Election. The Partnership, by and through its General Partner, hereby irrevocably elects that each Interest shall constitute a "security" within the meaning of (i) Section 8-102(a)(15) of the UCC and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American
Bar Association on February 14, 1995, and shall be evidenced by certificates, executed by the General Partner on behalf of the Partnership, each of which shall bear the following legend: "This certificate evidences an interest in ENTERGY-KOCH, LP and shall be a security for purposes of Article 8 of the Uniform Commercial
Code as in effect in the State of Delaware and the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995."


                           ARTICLE III
                 PARTNERS' CAPITAL CONTRIBUTIONS

     Section 3.1    Partners' Original Capital Contributions.

     (a) General Partner. Simultaneously with the execution and delivery of this Agreement, the General Partner shall make the
Original  Capital Contribution listed on Exhibit  B.   The  name,
address, Original Capital Contribution and the initial Percentage Interest of the General Partner, are as listed on Exhibit B, as such may be amended from time to time.

     (b) Limited Partner. Simultaneously with the execution and delivery of this Agreement, the Limited Partners shall make the Original Capital Contributions listed on Exhibit B. The name, address, Original Capital Contribution and the initial Percentage Interest of each Limited Partner, is as listed on Exhibit B, as such may be amended from time to time.

     (c) Contribution Agreement. Each of the Partners shall contribute to the Partnership the Capital Contributions described in the Contribution Agreement at the times and upon the terms and conditions described therein.

     (d) Pre-formation Expenses. Each of the Partners shall be required to pay its own expenses incurred in connection with formation of the Partnership (collectively the "Pre-formation Expenses"). The Entergy Partner Group and the Koch Partner Group shall submit a schedule to the Partnership of Pre-formation Expenses incurred. The expenses so submitted shall represent a deemed contribution to the capital of the Partnership from the Series A Limited Partner for the Koch Partner Group expenses and from the Series B Limited Partners for the Entergy Partner Group. The initial Fair Market Value of the Pre-formation Expenses shall be zero.

     Section 3.2    Additional Capital Contributions.

     (a) Except as otherwise provided in Section 3.1 or this Section 3.2, no Partner shall be required or permitted to make any
Additional  Capital  Contributions  to  the  Partnership   unless
approved by an affirmative vote of all of the Partners, which vote shall be in each Partner's sole and absolute discretion.

     (b) On the earlier of January 1, 2004 (or if such day is not a Business Day, then on the next succeeding Business Day) or the occurrence of a Liquidating Event, without further action and without vote, the Series B Limited Partners shall make an Additional Capital Contribution to the Partnership in the amount of $72,750,000 in Cash Equivalents.

     (c) In the event that the Partners in accordance with Article VI determine that additional capital is required by the Partnership from the Partners, it will be funded through one or a combination of the following mechanisms: (i) through Additional Capital
Contributions from all Partners according to their Percentage
Interests, (ii) subject to Section 6.4(c), through revolving credit facilities or other credit support from Partners, their Affiliates or other third parties (such as banks), or (iii) through such other means as all the Partners may approve.

     (d) In the event that such funding is made in the form of Additional Capital Contributions, the Partners shall determine the date (which date may be no earlier than the fifth Business Day following such determination) before which the Additional Capital Contributions must be made.

     (e) In the event that such funding is made in the form of revolving credit facilities or other committed credit support from a Partner, then the Partner shall be compensated for such commitment on an annual basis for the duration of that support by the payment of a commitment fee. The annual commitment fee will be at a commercially determined rate (such as might be required by a third party bank). In the event the Partnership draws on the credit facilities provided by a Partner, then the Partner shall be paid an annual interest charge calculated by reference to commercial rates for a loan of that character for so long as the borrowing continues. If pursuant to a committed credit support provided by one or more of the Partners, one or more Partners advance all or part of the funds needed for or on behalf of the Partnership, each other Partner shall have the right to advance a proportionate part (based upon the relative Percentage Interest of the Partner advancing funds and each other Partner desiring to make an advance) of any funds described in this
Section 3.2(e).

     (f) The initial Gross Asset Value of any Partnership Property (other than cash) contributed pursuant to this Section 3.2 shall be determined as follows:

          (i) The initial Gross Asset Value of any Cash Equivalent shall be equal to its face value, less unamortized discount and plus unamortized premium, if any;

          (ii) The initial Gross Asset Value of the Entergy Assets and the Koch Assets shall be the "Contribution Value" as determined in accordance with the Contribution Agreement; and

          (iii) The initial Gross Asset Value of any additional property contributed by any Partner with the consent of all of the Partners, shall be equal to the Fair Market Value as reasonably determined by the General Partner in good faith.

     Section 3.3    Obligations Under Representations and Warranties.

     (a) Any payment required to be made by any Partner to or on behalf of the Partnership pursuant to the indemnification provisions of the Contribution Agreement will be treated for income tax purposes as a contribution to the Partnership by such Partner so long as such Partner, or an Affiliate thereof, is a Partner in the Partnership at the time of payment; provided, however, that (i) such payments will not be treated as a contribution for purposes of determining the Capital Account or Percentage Interest of any Partner, and (ii) to the extent that any payment is required to be made to the Partnership by such Partner pursuant to the indemnification provisions of the Contribution Agreement and such payment is either indemnity for the payment by the Partnership of an item that is deductible for income tax purposes or results in an increase in the basis of any Partnership Property that is depreciable, depletable, amortizable, or subject to cost recovery, any such deduction or cost recovery allowance will not be taken into account in determining Profits, Losses or other items of deduction or loss allocable pursuant to Article IV of this Agreement, but will be specially allocated to such Partner for income tax purposes, and such special allocation will not affect the Capital Account or Percentage Interest of any Partner.

     (b) In the event any payment is required to be made pursuant to the Contribution Agreement by the Partnership to any Partner to return any payment received by it from such Partner pursuant to the indemnification provisions of the Contribution Agreement, such payment will be treated for income tax purposes as a distribution by the Partnership to such Partner so long as such Partner or an Affiliate thereof is a Partner in the Partnership at the time of receipt of payment; provided, however, that (i) such payment will not be treated as a distribution for purposes of determining the Capital Account or Percentage Interest of any Partner, and (ii) to the extent that any payment is required to be made by the Partnership to any Partner to return any payment received by it from such Partner pursuant to the indemnification provisions of the Contribution Agreement, and such payment is attributable to the receipt by the Partnership of an item that constitutes income for income tax purposes, such income will not be taken into account in determining Profits, Losses or other items of income or gain allocable pursuant to Article IV of this Agreement, but will be specially allocated to such Partner for income tax purposes, and such special allocation will not affect the Capital Account or Percentage Interest of any Partner.

     Section 3.4    Other Matters.

     (a) Except as otherwise provided in Article VIII, Section 9.1, or Article X, to the fullest extent permitted by any applicable Legal Requirement, no Partner shall be entitled to demand or receive a return of its Capital Contributions or withdraw from
the  Partnership  without the consent  of  all  Partners.   Under
circumstances requiring a return of any Capital Contributions, no Partner shall have the right to receive property other than cash except as may be specifically provided in this Agreement.

     (b) No Partner shall receive any interest or draw with respect to its Capital Contributions or its Capital Account.

     (c) The Limited Partners shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership or the other Partners. Except as otherwise provided by the provisions of this Article III, such Limited Partner shall not be required to lend any funds to the Partnership or to make any Additional Capital Contributions to the Partnership. No General Partner shall have personal liability for the repayment of any Capital Contributions of any Limited Partner.

     (d) If any Limited Partner fails to contribute timely all or any portion of any monetary sum that such Limited Partner is required to contribute pursuant to this Article III (other than Section
3.1(c)) (individually or collectively, the "Delinquent Partner"), then the Partnership or any other Limited Partner(s) who timely contributed all or any portion of any monetary sum that it has agreed to contribute in respect of Capital Contributions pursuant to this Article III (individually or collectively, the "Non-Delinquent Partner") may exercise, by seven Business Days prior written notice to the Delinquent Partner and the Partnership any one or more of the following rights or remedies:

          (i) Taking such action as the General Partner or the Non-Delinquent Partner deems appropriate to obtain payment by the Delinquent Partner of its agreed contribution that is in default, together with interest thereon at the Default Interest Rate from the date that such contribution was due until the date that such contribution is made, at the cost and expense of the Delinquent Partner;

          (ii) The Non-Delinquent Partner may elect to advance that portion of the contribution that is in default and to treat such advance as a loan to such Delinquent Partner on the terms and conditions described in clause (iii) below;

          (iii) The Non-Delinquent Partner may elect to advance that portion of the contribution that is in default as follows:

               (A) the sum advanced shall be a loan from the Non-Delinquent Partner to the Delinquent Partner and a Capital Contribution of such sum to the Partnership by the Delinquent Partner pursuant to this Section 3.4;

               (B) the principal balance of such loan and all accrued unpaid interest thereon shall be due and payable in whole upon written demand given to the Delinquent Partner by the Non-Delinquent Partner;

               (C) the loan shall bear interest at the Default Interest Rate, from the date that the loan was made until the date that such loan, together with all interest accrued thereon, is repaid to the Non-Delinquent Partner;

               (D) all distributions from the Partnership that would otherwise be made to the Delinquent Partner are hereby assigned by the Delinquent Partner to the Non-Delinquent Partner (whether before or after dissolution of the Partnership) until the loan and all interest accrued thereon have been repaid in full to the Non-Delinquent Partner (with all such payments being applied first to interest earned and unpaid and then to principal), but all such payments to the Non-Delinquent Partner shall be treated for all purposes of this Agreement as a distribution by the Partnership to the Delinquent Partner and a payment by the Delinquent Partner to the Non-Delinquent Partner;

               (E) the payment of the loan and interest accrued on it is hereby secured by a security interest in the Delinquent Partner's
          Interest, as more fully set forth below; and

               (F) the Non-Delinquent Partner shall have the right, in addition to the other rights and remedies granted to it pursuant to this Agreement or available to it at law or in equity, to take such action as the Non-Delinquent Partner deems appropriate to obtain payment by the Delinquent Partner of the principal balance of such loan and all accrued and unpaid interest thereon, at the cost and expense of the Delinquent Partner.

          (iv) The Partnership and/or the Non-Delinquent Partner, if applicable, may exercise the rights of a secured party under the UCC, as more fully set forth below; or

          (v) The Partnership and/or the Non-Delinquent Partner, if applicable, may exercise any other rights and remedies available at law or in equity.

     (e) Each Partner grants to the Partnership, and to each Non-Delinquent Partner with respect to any loans made by any Non-Delinquent Partner to that Partner as a Delinquent Partner as described above, as security, equally and ratably, for the payment of all loans and interest accrued on them made by the Non-Delinquent Partner to that Partner as a Delinquent Partner as
described   above, a security interest in and a general  lien  on
its Interest and the proceeds of that Interest, all under the UCC. On any default in the payment of a Capital Contribution or in the payment of such a loan or interest accrued on it, the Partnership or the Non-Delinquent Partner, as applicable, is entitled to all the rights and remedies of a secured party under the UCC with respect to the security interest granted pursuant to this Section 3.4(e). At the request of any Partner, each Partner shall execute and deliver to the Partnership and the other Partners all financing statements, control agreements and other instruments to effectuate and carry out the preceding provisions of this Section 3.4(e).

     (f) Any Partner who becomes a Delinquent Partner shall cease to be a Delinquent Partner only upon payment in full of all sums provided for in this Section 3.4.

     (g) The Partners agree that all Capital Contributions to the Partnership are intended to qualify as nontaxable contributions of property pursuant to Section 721 of the Code. The Partners and the Partnership agree to make all reports, returns, claims and other statements in respect of Taxes consistent with this characterization, except as directly required by a Governmental Body.

     Section 3.5    Certain Bonus and Pension Payments.     In the
event any Partner shall be required to make a payment to the Partnership in order that the Partnership shall make a payment of a bonus to an employee pursuant to the side letter regarding Koch bonus compensation payments, payments pursuant to the side letter
regarding  Entergy  retention  bonus  compensation  payments   or
payments  for  Pension  Plan Uplifts as  described  in  the  Cost
Sharing Side Letter, each of even date herewith, such payment shall be treated as a Capital Contribution by such Partner and
any  deduction  attributable  thereto  (whether  directly  as   a
deduction   for   employee   compensation   or   indirectly   for
depreciation or the like for any increase in the tax basis of Partnership property) shall be specially allocated to such Partner pursuant to Section 4.3(m).


                           ARTICLE IV
                           ALLOCATIONS

     Section  4.0     Ordering.   Allocations  pursuant  to  this
Article IV shall be made pursuant to Section 4.5(g).

     Section 4.1    Profits.    Profits for any Allocation Year shall
be allocated as follows:

     (a) First, for each Allocation Year ending on or before December 31, 2003, 99% to the Series B Limited Partners and 1% to the
General Partner;

     (b) Second, after the Allocation Year ending December 31, 2003, to the Partners in such a manner and in such a minimum amount as to cause the difference between the Adjusted Capital Account of the Series A Limited Partners minus the sum of the Adjusted
Capital Accounts of the Series B Limited Partners to equal the
Target Gap; and

     (c) Third, after the Allocation Year ending December 31, 2003, 49.5% to the Series A Limited Partners, 49.5% to the Series B
Limited Partners, and 1% to the General Partner.

     Section 4.2 Losses. Losses for any Allocation Year shall be allocated as follows:

     (a) First, for each Allocation Year ending on or before December 31, 2003, to the Partners, in proportion to their Percentage Interests;

     (b) Second, after the Allocation Year ending December 31, 2003, to the Partners in such a manner and in such a minimum amount as to cause the difference between the Adjusted Capital Account of the Series A Limited Partners minus the sum of the Adjusted Capital Accounts of the Series B Limited Partners to equal the Target Gap; and

     (c) Third, thereafter to the Partners, in proportion to their Percentage Interests.

     The Losses allocated pursuant to this section shall not exceed the maximum amount of Losses that can be so allocated without causing any Limited Partner to have an Adjusted Capital Account Deficit at the end of any Allocation Year. All Losses in excess of the limitations set forth in the preceding sentence shall be allocated to the General Partner.

     Section 4.3 Special Allocations. The following special allocations shall be made in the order specified in Section
4.5(g):

     (a)  Minimum Gain Chargeback.  Except as otherwise provided in
Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article IV, if there is a net decrease in Partnership Minimum Gain during any Allocation Year, each Partner shall be allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner's share of the net decrease in
Partnership   Minimum  Gain,  determined   in   accordance   with
Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant
thereto.   The  items to be so allocated shall be  determined  in
accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

     (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article IV, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Allocation Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

      (c) Qualified Income Offset. In the event that any Partner unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of the
Regulations, items of Partnership income and gain shall be allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible; provided that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(c) were not in this Agreement.

     (d) Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Allocation Year, such Partner shall be allocated items of Partnership income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 4.3(d) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if Section 4.3(c) and this Section 4.3(d) were not in this Agreement.

     (e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Allocation Year shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse
Deductions are attributable in accordance with Regulations
Section 1.704-2(i)(1).

     (f)  Nonrecourse Deductions.  Nonrecourse Deductions for any
Allocation Year shall be allocated to the Partners in proportion to their Percentage Interests.

     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership Property pursuant to Code
Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-
1(b)(2)(iv)(m)(4) to be taken into account in determining Capital
Accounts as the result of a distribution to a Partner in complete liquidation of its Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Partners in accordance with their interests in the Partnership in the event Regulations Section 1.704-
1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Regulations Section 1.704-
1(b)(2)(iv)(m)(4) applies.

     (h) Special Loss Allocation. In each Allocation Year ending on or before December 31, 2003 there shall be specially allocated to the Series A Limited Partner items of gross deduction equal to the Special Series B Distribution Amount for such Allocation
Year. The General Partner shall select items for this special allocation only from among those items of deduction for which the tax deduction shall be equal to the "book" deduction (using
"book" in the sense in which such term is used in Treasury Regulations Section 1.704-1(b)(2)(iv)).

     (i) Gateway Assets Profit Allocations. Profits Attributable to the Sale of the Gateway Assets, if any, shall be allocated on a cumulative basis from the Effective Date as follows:

          (i) First, to the Partners in such a manner and in such a minimum amount as to cause the difference between the Adjusted Capital Account of the Series A Limited Partners minus the sum of the Adjusted Capital Accounts of the Series B Limited Partners to equal the Target Gap;

          (ii) Second, to the Series B Limited Partners until the Special Adjustment Account has been reduced to zero; and

          (iii) Finally, 49.5% to the Series A Limited Partners, 49.5% to the Series B Limited Partners and 1% to the General Partner.

     (j) Weather Derivatives Business Profit Allocations. Profits Attributable to the Weather Derivatives Business (other than
Profits Attributable to International Weather), if any, shall be allocated as follows:

          (i) For each of the Allocation Years ending on or before December 31, 2010, in the following order and priority:

               (A) First, 49.5% to the Series A Limited Partners, 49.5% to the Series B Limited Partners, and 1% to the General Partner until such time, if any, that the Profits Attributable to the Weather Derivatives Business allocated for each such Allocation Year pursuant to this Section 4.3(j)(i)(A) are equal to $20,000,000;

                (B) Second, 90% to the Series A Limited Partners and 10% to the Series B Limited Partners, until such time, if any, that the Profits Attributable to the Weather Derivatives Business allocated for each such Allocation Year pursuant to this Section 4.3(j)(i)(B) are equal to $12,500,000 (in other words, the first $12,500,000 after $20,000,000 has been allocated under (A) above); and

                (C) Third, the balance, if any, for each such Allocation Year to the Partners in proportion to their Percentage Interests; and

          (ii) For each Allocation Year thereafter, to the Partners in proportion to their Percentage Interests.

     (k) Special Allocation of Gain on Sales in Liquidation or Revaluation. On a sale of the Partnership Property (other than the Gateway Assets) pursuant to the liquidation of the Partnership or on a readjustment of the book values of all of the Partnership Property (other than the Gateway Assets) (a "book-up"), the Partnership shall allocate items of income or gain (as determined for "book" purposes in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)) (i) in such a manner and in such a minimum amount as to cause the difference between the Adjusted Capital Account of the Series A Limited Partners minus the sum of the Adjusted Capital Accounts of the Series B Limited Partners to equal the Target Gap; then (ii) to the Series B Limited Partners until the Special Adjustment Account has been reduced to zero; and (iii) finally, to the Partners in proportion to their Percentage Interests.

      (l) EK International Group Profit Allocations. For each Allocation Year ending on or before December 31, 2010, the Profits and Losses of the EK International Group, as determined on a consolidated basis for the EK International Group, shall be divided into Profits Attributable to International Weather and Profits Attributable to International Non-Weather and allocated in the following manner:

          (i) If there are any Profits Attributable to International Weather, the allocations made pursuant to Section 4.3(j)(i) shall be hypothetically made as if Profits Attributable to the Weather Derivatives Business that are allocated thereunder include the Profits Attributable to International Weather.

          (ii) If there are any Profits Attributable to International Non-Weather, they shall be hypothetically allocated:

               (A) First, to the Partners in proportion to their Percentage Interests until the amount allocated pursuant to this
          Section 4.3(l)(ii)(A) for each such Allocation Year equals
          $1,500,000;

               (B) Second, 90% to the Series B Limited Partners and 10% to the Series A Limited Partners until such time, if any, that the amount allocated pursuant to this Section 4.3(l)(ii)(B) for each such Allocation Year equals $2,812,500 (in other words, the first $2,812,500 after $1,500,000 has been allocated under (A) above); and
                   (C) Third, the balance, if any, for each such Allocation Year to the Partners in proportion to their Percentage Interests.

          (iii) Each Limited Partner shall add its additional hypothetical allocation for the year under Section 4.3(l)(i) (i.e., its allocation under such provision over what it would have been allocated under Section 4.3(j)(i) without regard to the application of this Section 4.3(l)) and its hypothetical allocation for the year under Section 4.3(l)(ii).

(iv) The aggregate net allocation for the year under Section 4.3(l)(iii) to the Series A Limited Partners shall be netted against the aggregate net allocation for the year under Section 4.3(l)(iii) to the Series B Limited Partners. For each Allocation Year, the results of such netting shall be known as the "Net Allocation" for the Limited Partners with the larger net allocations under Section 4.3(l)(iii).

(v) If the Series A Limited Partners have larger net allocations under Section 4.3(l)(iii) than the Series B Limited Partners, then the Series A Limited Partners may elect unilaterally to require the General Partner to cause the EK International Group to make distributions in the Allocation Year in the minimum amount reasonably projected to distribute an amount resulting in Profits equal to the Net Allocation calculated for the Series A Limited Partners under Section 4.3(l)(iv) and Profits attributable to such distributions shall be specially allocated 100% to the Series A Limited Partners.

(vi) If the Series B Limited Partners have larger net allocations under Section 4.3(l)(iii) than the Series A Limited Partners, then the Series B Limited Partners may elect unilaterally to require the General Partner to cause the EK International Group to make distributions in the Allocation Year in the minimum amount reasonably projected to distribute an amount resulting in Profits equal to the Net Allocation calculated for the Series B Limited Partners under Section 4.3(l)(iv) and Profits attributable to such distributions shall be specially allocated 100% to the Series B Limited Partners.

(vii) Except to the extent otherwise provided above under this Section 4.3(l), if in any Allocation Year there are dividends from EK International Group, taxable income included from EK International Group under Section 951 of Subpart F of the Code or gain from the sale or adjustment to the Gross Asset Value of the stock of EK International Group, Profits attributable to such dividends, taxable income or gain shall be allocated:

               (A) First, to the Partners in the ratio and to the extent of the excess, if any, of (a) the aggregate Net Allocations to each Partner under Section 4.3(l)(iv) for all prior Allocation Years, over (b) the aggregate Profits attributable to distributions from EK International Group under Section 4.3(l)(v) or Section 4.3(l)(vi) allocated to such Partner thereunder for all prior Allocation Years; and

               (B) Second, to the Partners in proportion to their Percentage Interests.

          (viii) All amounts allocated to the Series A Limited Partners under Section 4.3(l)(v) or 4.3(l)(vii)(A) shall be deemed to have been allocated pursuant to Section 4.3(j) for purposes of computing Target Gap, Undistributed Series A Weather Profits,
     Weather Shortfall Distribution Amount, and for Section 5.1(b).

     (m) Certain Bonus and Pension Payments. The deduction described in Section 3.5 shall be allocated as therein provided.

     (n) Management Fee.  The deductions described in Section
6.3 shall be allocated as therein provided.

     Section 4.4 Curative Allocations. The allocations set forth in Sections 4.3(a), 4.3(b), 4.3(c), 4.3(d), 4.3(e), 4.3(f) and
4.3(g) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with allocations of other items of Partnership income, gain, loss or
deduction    pursuant   to   this   Section   4.4.     Therefore,
notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the General Partner shall make such offsetting allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to this Article IV without regard to the Regulatory Allocations. In exercising its discretion under this Section 4.4, the General Partner shall take into account future Regulatory Allocations under Sections 4.3(a) and 4.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 4.3(e) and 4.3(f).

     Section 4.5    Other Allocation Rules.

     (a) Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Partners pursuant to this
Article IV as of the last day of each Allocation Year; provided that Profits, Losses and such other items shall also be allocated at such other times as the Gross Asset Values of Partnership Property are adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value.

(b) In the case of a Partner who sells its entire Interest in the Partnership, the Partnership taxable year shall close with respect to such Partner, and such Partner's distributive share of all items of Profits, Losses and any other items of income, gain, loss or deduction shall be determined using the interim closing of the books method under Code Section 706 and Regulations
Section 1.706-1(c)(2)(i).  Except as otherwise provided in this
Article IV, in all other cases in which it is necessary to determine the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code
Section 706 and the Regulations thereunder.

(c) All allocations to the Partners, or to a class of Partners, pursuant to this Agreement shall, except as otherwise provided, be divided among them in proportion to their Percentage
Interests.

(d) The Partners hereby agree to be bound by the provisions of this Article IV in reporting their share of Partnership income and loss for income tax purposes, except to the extent otherwise required by law. Notwithstanding any requirements of law, the Partners agree, for purposes of maintaining their Capital Accounts, to be bound by the allocations contained in this
Article IV, notwithstanding any allocations for income tax purposes.

(e) Solely for purposes of determining the Partners' proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the shares shall be: 90% to the Series A Limited Partners, 10% to the Series B Limited Partners, and 0% to the General Partner, which the Partners agree is reasonably consistent with allocations of significant items of Partnership income or gain under Section 4.3(j).

(f) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the General Partner shall endeavor to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Limited Partner.

(g) The allocations contained in this Agreement shall be made in the following order for Allocation Years ending prior to January 1, 2004: Sections 4.3(a)-(g); Section 4.3(m); Section 4.3(n);
Section 4.3(h); Section 4.3(j); Section 4.3(l); Section 4.2;
Section 4.1; Section 4.3(i); Section 4.3(k); and Section 4.4.
For Allocation Years thereafter, the allocations shall be made in the following order: Sections 4.3(a)-(g); Section 4.3(m);
Section 4.3(n); Section 4.3(i); Section 4.3(k); Section 4.3(h);
Section 4.3(j); Section 4.3(l); Section 4.2; Section 4.1 and
Section 4.4.

     Section 4.6 Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the applicable Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). Such allocation shall be made in accordance with the traditional method described by Regulations Section 1.704-3(b) of the Regulations.

     In the event the Gross Asset Value of any Partnership Property is adjusted pursuant to subparagraph (ii) or (iv) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations thereunder.

     Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.6 are solely for purposes of federal, state, and local Taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be allocated to the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 4.1, 4.2 and 4.3.

     To the extent that allocations made pursuant to this Article IV for any Allocation Year include the allocation of an item of income or gain that is recaptured as ordinary income under Code Sections 1245, 1250 and 1254 and that is attributable to deductions taken prior to the Effective Date, such ordinary income shall be allocated to the Partner to whom the deduction was allocated.

     Section 4.7 Pre-formation Expenses. The Partnership shall make the election under Code Section 709 to amortize organizational expenses over 60 months. The Pre-formation Expenses shall be amortized in accordance with Code Section 709 and the amortization expense attributable to Pre-formation Expenses shall be allocated to the Series A Limited Partner and the Series B Limited Partners in the ratio of the total Pre-formation Expenses incurred by the Entergy Partner Group and the Koch Partner Group.


                            ARTICLE V
                          DISTRIBUTION

     Section  5.1    Cash Flow.  Except as otherwise provided  in
Section 3.4(d), Section 5.2, Section 5.4 and Article XI, Cash Available for Distribution shall be distributed within five Business Days after the end of each Fiscal Quarter as follows:

     (a) First, if the Adjusted Capital Account of the Series A Limited Partners minus the sum of the Adjusted Capital Accounts of the Series B Limited Partners equals the Target Gap, to the
Series   B   Limited  Partners,  until  the  Special   Series   B
Distribution Account has been reduced to zero;

     (b) Second, for each Allocation Year ending on or before December 31, 2010, up to the sum of the amounts allocated pursuant to Section 4.3(j) for such Allocation Year plus the amount to be distributed by Section 5.1(b)(i) for such Allocation
Year, in the following order and priority:

          (i) To each Partner in proportion to its share of the sum of all Partners' Weather Shortfall Distribution Amounts, up to the amount of such Partner's Weather Shortfall Distribution Amount;

(ii) 49.5% to the Series A Limited Partners, 49.5% to the Series B Limited Partners and 1% to the General Partner, until such time, if any, as the distributions for each such Allocation Year pursuant to this Section 5.1(b)(ii) are equal to $20,000,000;

(iii) 90% to the Series A Limited Partners and 10% to the Series B Limited Partners, until such time, if any, as the distributions for each such Allocation Year pursuant to this
Section 5.1(b)(iii) are equal to $12,500,000 (in other words, the first $12,500,000 after the $20,000,000 is distributed pursuant to (ii) above); and

(iv) The balance, if any, for each such Allocation Year to the Partners in proportion to their Percentage Interests; and

     (c) Thereafter, 49.5% to the Series A Limited Partners, 49.5% to the Series B Limited Partners and 1% to the General Partner.

     Section 5.2 Other Distributions. Notwithstanding any provision to the contrary contained in this Agreement (except
Section 11.1 providing that distributions must be made in the accordance with Capital Accounts upon a Liquidating Event), the following distributions shall be made as follows:

     (a) on the date that the Gateway Interests are contributed to the Partnership pursuant to the Contribution Agreement, the gross amount of the financing obtained by the Partnership as referenced in Sections 2.4.1(i) and 2.4.2(i) of the Contribution Agreement in cash shall be distributed to the Series A Limited Partners;

(b) on the earlier of January 1, 2004, or the occurrence of a Liquidating Event, $72,750,000 shall be distributed to the Series A Limited Partners; and

(c) except as provided in Section 5.1 and Section 11.1, no other distributions shall be permitted.

     Section 5.3 Amounts Withheld. If required by the Code or by any other applicable Legal Requirement, the Partnership will withhold any required amount from distributions to a Partner, or with respect to the distributive share of a Partner, for payment to the appropriate taxing authority.  Any amount so withheld from a Partner will be treated as a distribution by the Partnership to such Partner, except as otherwise provided below. Each Partner agrees to file timely any agreement that is required by any taxing authority in order to avoid any withholding obligation
that  would  otherwise  be imposed on the  Partnership.   If  the
amount required to be withheld with respect to a Partner exceeds the amount of distributions payable to such Partner, such excess will be treated as a demand loan to the Partner, payable within 10 days after such time that the Partnership makes payment to the appropriate taxing authority and demand is made on such Partner to pay.

     Section 5.4 Limitation on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not be required to make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate Section 17-607 or 17-804 of the Act or other applicable Legal Requirement.

     Section 5.5 Capital Expenditure Reimbursement. The Partnership is making the distribution set forth in Section 5.2(a) to the Series A Limited Partners to reimburse such Partners if and to the extent that capital expenditures were (i) incurred during the two-year period preceding the date of such Partners' Capital Contributions and (ii) incurred by such Series A Limited Partners with respect to Partnership organization and syndication costs described in Code Section 709 or property contributed to the Partnership by such Partners, within the meaning of and subject to the limitations provided in Regulations Section 1.707-4(d).


                           ARTICLE VI
                  MANAGEMENT OF THE PARTNERSHIP

     Section 6.1 Management by the General Partner. Except as otherwise provided in this Agreement, (i) the General Partner shall conduct, direct, and exercise full control over all activities of the Partnership and its businesses, including the operation and management of the Partnership Property, (ii) all
management  powers  over  the  businesses  and  affairs  of   the
Partnership shall be exclusively vested in the General Partner, and (iii) the Limited Partners shall not have any right of control or management power over the business and affairs of the Partnership. Under the direction of the General Partner, the day-to-day activities of the Partnership shall be conducted on its behalf by the Officers, who shall be agents of the Partnership.

     Section 6.2    Officers.

     (a) Generally. The Partnership shall have employees or agents who are denominated as officers as the General Partner may
designate  from  time to time (the "Officers").   Any  number  of
offices  may  be  held  by  the same  Person.   Unless  otherwise
provided by resolution of the General Partner, the Officers shall have the titles, power, authority and duties described in this
Section  6.2. Notwithstanding anything to the contrary  contained in this Agreement, in no event shall any Officer be considered a general partner of the Partnership by agreement, estoppel, as a
result   of   the  performance  of  its  duties,  or   otherwise.
Notwithstanding the delegation of certain rights and powers over the management of the Partnership to the Officers, the General
Partner  shall  not  cease  to  be  a  general  partner  of   the
Partnership.

     (b) Election; Vacancies; Removal. The Officers shall hold their offices for such terms and shall exercise such powers and perform such  duties  as  described in this Agreement  and  as  shall  be
determined  from  time  to  time by  the  General  Partner.   All
Officers of the Partnership shall hold office until their successors are chosen and qualified or until their earlier death, resignation or removal. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of Officers, or otherwise, the same shall be filled by the General Partner, and the Officer so appointed shall hold office until his or her successor is chosen and qualified. Any Officer elected or appointed by the General Partner may be removed at the sole discretion of the General Partner. Such removal may be with or without prejudice to the contract rights, if any, of the Person so removed. Election or appointment of an Officer shall not of itself create contract rights.

(c) Salaries. The salaries or other compensation of all Officers shall be determined by the General Partner and may be altered by the General Partner from time to time except as otherwise provided by contract.

(d) General Officer Duties. The Officers shall be responsible for implementing the decisions of the General Partner and, subject to the policies and limitations established by the General Partner, for conducting the day-to-day activities of the Partnership as determined by the General Partner.

(e) Specific Duties of the CEO. The Chief Executive Officer (the "CEO") shall have responsibility for the general and active day-to-day management of the business of the Partnership and shall ensure that all orders and resolutions of the General Partner or the Partners are carried into effect. The CEO may sign deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the General Partner or by this Agreement to some other officer or agent of the Partnership, or shall be required by law to be otherwise signed and executed. The CEO shall also perform such other duties and may exercise such other powers as may be assigned by this Agreement or prescribed by the General Partner from time to time.

(f) Specific Duties of the CFO. The Chief Financial Officer (the "CFO") shall have custody of the funds of the Partnership as may be entrusted to his or her keeping and account for the same. The CFO shall be prepared at all times to give information as to the condition of the Partnership and shall make an annual report of the entire business and financial condition of the Partnership. The CFO shall also perform, under the direction and subject to the control of the CEO or the General Partner, such other duties as may be assigned to him or her. The duties of the CFO may also be performed by the Treasurer or any Assistant Treasurer.

(g) Specific Duties of Vice Presidents. Any Vice President, in the order of seniority, unless otherwise determined by the General Partner, shall, in the absence or disability of the CEO, perform the duties and exercise the powers of the CEO. They shall also perform the usual and customary duties that pertain to such office and generally assist the CEO by executing contracts and agreements and exercising such other powers and performing such other duties as are delegated to them by the CEO and as the General Partner may further prescribe.

(h) Specific Duties of General Counsel. The General Counsel shall perform such duties as may be prescribed by the General Partner or the CEO, under whose supervision he or she shall be. The General Counsel shall perform the usual and customary duties that pertain to such office and generally exercise such other powers and perform such other duties as are delegated to him or her by the CEO and as the General Partner may further prescribe.

(i) Specific Duties of Secretary. The Secretary shall perform such duties as may be prescribed by the CEO, under whose supervision he or she shall be. The Secretary shall have custody of the seal of the Partnership, if any, and the Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary. The General Partner or CEO may give general authority to any other officer to affix the seal of the Partnership and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. The duties of the Secretary may be performed by any Assistant Secretary.

(j) Other Officers. Such other Officers as the General Partner may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the General Partner. The General Partner may delegate to any other Officer of the Partnership the power to choose such other Officers and to prescribe their respective duties and powers.

(k) Delegation of Authority. Notwithstanding the foregoing, in the case of any absence of any Officer of the Partnership or for any other reason that the General Partner may deem sufficient, the General Partner may delegate some or all of the powers or duties of such Officer to any other Officer or to any other employee or agent for whatever period of time seems desirable.

(l) Voting Securities Owned by the Partnership. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Partnership may be executed in the name and on behalf of the Partnership by the CEO or any Vice President, and any such Officer may, in the name of and on behalf of the Partnership, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Partnership may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Partnership might have exercised and possessed if present. The General Partner may confer like powers upon any other Person or Persons.

     Section 6.3 Compensation and Expenses. Except as provided otherwise in this Agreement or in any service agreement approved by the General Partner, no Partner or Affiliate of any Partner shall receive any salary, fee, or draw for services rendered to or on behalf of the Partnership or otherwise in its capacity as a
Partner.   The Partnership agrees to pay to the General Partner a
management fee in the amount of $3,000,000 per year, or such other amount as determined by the Board of Directors, payable
quarterly   in  advance,  from  the  Effective  Date  until   the
Partnership  is  liquidated in accordance with Article  XI.   Any
deductions  attributable  thereto  shall  be  allocated   equally
between  the Series A Limited Partners and the Series  B  Limited
Partners.   The  General  Partner shall  be  reimbursed  for  all
expenses, disbursements, and advances reasonably incurred or made in connection with the formation of the Partnership and the
qualification  of  the Partnership to do business.   The  General
Partner shall be reimbursed on a monthly basis for all proper, direct expenses it reasonably incurs on behalf of the Partnership in performing its duties as General Partner (including amounts paid to any Person to perform services for the Partnership).

     Section 6.4 Powers Reserved to the Limited Partners. Except as otherwise provided in this Agreement, without the consent of all of the Partners, the Partnership shall not, and shall cause its Subsidiaries not to, have the authority to and shall not:

     (a) Do any act in contravention of this Agreement or the Certificate or that would make it impossible to carry on the ordinary business of the Partnership;

(b) Under any circumstances, possess Partnership Property for other than a Partnership purpose;

(c) Except as otherwise expressly provided for in this Agreement, cause or permit the Partnership for its own account or cause or permit the Partnership to cause or permit any of the Subsidiaries to deal with any Partner or any Affiliate of any Partner on terms and conditions that are materially less favorable to the Partnership or such Subsidiary than if the transaction had been made with an independent third party;

(d) Make an agreement on behalf of or bind any Partner, except to the extent a Partner, in its capacity as such, may be liable to a creditor of the Partnership by operation of law;

(e) Cause the Partnership to become a party to any merger, consolidation, conversion or any other business combination or cause or permit the Partnership or any Subsidiary to Transfer all or substantially all of its assets;

(f) Make a change to the nature, purpose, or scope of the business conducted by the Partnership or its Subsidiaries or the strategic direction of the Partnership or its Subsidiaries as set forth in Section 2.3(b);

(g)  Admit any new Partner, except for Permitted Transfers;

(h) Cause or permit the Partnership or any of the Subsidiaries to commence any Voluntary Bankruptcy (other than (i)(A) of the definition thereof), dissolution, winding up or liquidation proceedings under any Legal Requirement;

(i)  Cause the Partners to make any Additional Capital
Contributions to the Partnership or its Subsidiaries;

(j) Form, invest in, or acquire any interest in any Person that is not contained in the then current Business Plan of the Partnership or is in excess of those limits established by the Board of Directors of the General Partner;

(k) Sell, license, pledge or otherwise Transfer any proprietary software owned by the Partnership or any of its Subsidiaries relating to the marketing and trading of any energy products or services; or

(l) Solicit others to commence, an Involuntary Bankruptcy against the Partnership or the Subsidiaries.

     In any circumstances requiring the approval or consent of the Partners specified in this Agreement, such approval or consent may be given or withheld in the sole and absolute discretion of the Partners.

     Section 6.5    Duties, Rights and Obligations.

     (a) The Partners have agreed that it is in the best interest of the Partnership and all of its Partners to cause the Partners to act solely through the mechanisms provided herein relating to the authority of the General Partner and the appointment of the Officers. Except as specifically provided herein, no Partner shall take any act on behalf of or that would bind the Partnership.

     (b) Except as otherwise permitted by this Agreement or required by any applicable Legal Requirement, the Limited Partners acting in  their  capacity as Limited Partners shall not have any  right
(i)   to  participate  in  the  management  or  control  of   the
Partnership or its business and affairs, (ii) to bring an  action for  partition or sale in connection with the property or  assets of the Partnership, whether real or personal, or (iii) to act for or bind the Partnership in any way. A Limited Partner, and any Affiliate, board of directors member, partner, member, manager, stockholder, officer, director or employee thereof may also be a board of directors member, partner, member, manager, stockholder,
officer,   director  or  employee  of  a  General  Partner,   the
Partnership   or   any  Subsidiary.   The  existence   of   these
relationships and acting in such capacities will not result in a Limited Partner being deemed to be participating in the control of the business of the Partnership or otherwise affect the limited liability of any Limited Partner.

(c) To the extent permitted by law, the General Partner may exercise direction and control of the decisions of the Partnership without any duty to or regard for the interests of any other Partner or the Partnership. The Partnership and each Partner therefore waive, to the full extent permitted by law, any claim or cause of action against the General Partner, or any Affiliate of the General Partner asserting, in connection with the determination of any and all matters presented to the General Partner for any action, breach of fiduciary duty, duty of care, duty of loyalty or any other duty, or breach of any duty created by special circumstances arising out of this Agreement or otherwise.

(d) Whenever in this Agreement a Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, the Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, or (ii) in its "good faith" or under another express standard, the Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

(e) The General Partner may rely and shall be protected in acting or refraining from acting on the basis of any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(f) To the fullest extent permitted by law and except as otherwise provided in this Agreement, any Partner when voting its interest in the Partnership on any matter shall not be acting in a fiduciary capacity and therefore shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership or any Partner.

     Section 6.6 Sales and Distributions of Partnership Property. Partnership Property may not be sold to any Affiliate of any Partner, unless the Partnership or the selling Subsidiary shall receive, contemporaneously with such sale, cash in an amount or other approved consideration having a value equal to the Fair Market Value thereof as reasonably determined by the General Partner in good faith. In the event of any distribution of any Partnership Property to any Partner, such Partner's Capital Account shall be decreased by a total amount equal to the Fair Market Value thereof as reasonably determined by the General Partner in good faith.

     Section 6.7 Meetings of Partners. From time to time, any Partner, on a date reasonably acceptable to the other Partners, may call a meeting of the Partnership to discuss the business and affairs of the Partnership since the latest meeting and to vote on such matters requiring Partner approval. The Partners may make recommendations to or otherwise advise and consult with the other Partners regarding the business and affairs of the Partnership at any time. Any action required or permitted to be taken at a meeting may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all the Partners. The Partners may participate in and hold meetings by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 6.8    Reliance on Partnership Agreement.   No Partner or
other Person acting pursuant to the terms of this Agreement shall be liable to the Partners or the Partnership for such Partner's or other Person's good faith reliance on the provisions of this Agreement.

     Section 6.9    Indemnification.

     (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership, its receiver or its trustee (in the case of its receiver or trustee, to the extent of Partnership Property), from and against any and all losses, claims, damages, liabilities, joint or several,
expenses   (including  reasonable  legal  fees   and   expenses),
judgments, fines, penalties, interest, settlements or other amounts actually and reasonably incurred by such Indemnitee arising from any and all pending or completed claims (including but not limited to negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Partnership), in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee either acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than a Partner) not opposed to, the best interests of the Partnership or in accordance with Section 6.5, and with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above.

(b) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership, its receiver or its trustee (in the case of its receiver or trustee, to the extent of Partnership Property), from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts actually and reasonably incurred by such Indemnitee arising from any and all pending or completed claims (including but not limited to negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, by or in the right of the Partnership, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted either in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than a Partner) not opposed to, the best interests of the Partnership or in accordance with Section 6.5, and with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, that no indemnification shall be made under this subsection (b) in respect of any claims, issue or matter as to which such Indemnitee shall have been adjudged to be liable to the Partnership unless and only to the extent that the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity of such expenses which the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above.

(c) Any indemnification pursuant to this Section 6.9 shall be made only out of the assets of the Partnership, it being agreed that the Partners shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(d) To the fullest extent permitted by law, expenses (including reasonable legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.9(a) or (b) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership at reasonable intervals prior to the final disposition of such claim, demand, action, suit or proceeding; provided, however, that the Partnership shall have received an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.9. In that case, the Indemnitee shall reimburse to the Partnership all such funds so advanced.

(e) Any indemnification under this Section 6.9 (unless ordered by the Delaware Court of Chancery or other court of appropriate jurisdiction) shall be made by the Partnership only as authorized in the specific case upon a determination that indemnification of such Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 6.9. Such determination shall be made (i) by the General Partner; or (2) if the General Partner so directs, by independent legal counsel, in a written opinion, selected by the Partners. In the event a determination is made under this subsection (e) that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

(f) If a court of competent jurisdiction determines that an Indemnitee is entitled to indemnification under this Section 6.9, the court shall award, and the Partnership shall pay, to such Indemnitee the expenses incurred in securing such judicial determination.

(g) The indemnification provided by this Section 6.9 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity; provided that such Person was an Indemnitee at the time the alleged event giving rise to such indemnity occurred.

(h) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the Partners, their Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Persons in connection with the Partnership's activities or such Persons' activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

(i) In no event may an Indemnitee subject any Partner to personal liability by reason of the indemnification provisions set forth in this Agreement.

(j) The provisions of this Section 6.9 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(k) No amendment, modification or repeal of this Section 6.9 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(l) Notwithstanding the foregoing, no Indemnitee shall be indemnified from any liability for fraud, willful misconduct, bad faith, or gross negligence of itself or any of its Affiliates.

     Section 6.10   Liability of Indemnitees.

     (a) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

(b) Any amendment, modification or repeal of this Section 6.10 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the Partnership's and General Partner's directors, officers and employees under this Section 6.10 in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     Section 6.11   Indemnification Procedures.

     (a) In the event any claim is made by a third party against any Indemnitee with respect to an actual or potential liability for which such Indemnitee is entitled to be indemnified under any provisions of Section 6.9, and such Indemnitee wishes to be indemnified with respect thereto, such Indemnitee shall promptly notify the Partnership, its receiver or its trustee (in the case of a receiver or trustee, to the extent of Partnership Property) (the "Indemnitor"); provided that the failure of any such Indemnitee to notify the Indemnitor shall not relieve the Indemnitor from any liability which it otherwise may have to such Indemnitee hereunder.

(b)  Unless the Indemnitor has given the notice provided in
Section 6.11(c), each Indemnitee may by notice to the Indemnitor take control of all aspects of the investigation and defense of all claims asserted against it and may employ counsel of its choice and at the expense of the Indemnitor; provided that (i) the amount of any settlement such Indemnitee may enter into must be consented to by the Indemnitor and no Indemnitee may in connection with any such investigation, defense or settlement, without the consent of the Indemnitor, require the Indemnitor or any of the Subsidiaries to take or refrain from taking any action (other than payment of such a settlement amount) or to make any public statement, which such Person reasonably considers to materially adversely affect its interest, and (ii) such Indemnitee may not take control of any investigation, defense or settlement which could entail a risk of criminal liability to the Indemnitor or any of its Affiliates. Upon the request of the Indemnitor, each Indemnitee shall use commercially reasonable efforts to keep the Indemnitor apprised of the status of those aspects of such investigation and defense controlled by such Indemnitee and shall provide such information with respect thereto as the Indemnitor may reasonably request. The Indemnitor shall cooperate with the Indemnitee in all reasonable respects with respect thereto.

(c) Notwithstanding Section 6.11(b), any Indemnitor may, by notice to the Indemnitees, take control of all aspects of the investigation and defense of all claims asserted against it, and may employ counsel of its choice and at its expense; provided that (i) the Indemnitor may not without the consent of any Indemnitee agree to any settlement that requires such Indemnitee to make any payment that is not indemnified hereunder, or does not grant a general release to such Indemnitee, and in any event the Indemnitor may not in connection with any such investigation, defense, or settlement, without the consent of any Indemnitee, take or refrain from taking any action which would reasonably be expected to materially impair the indemnification of such Indemnitee hereunder or would require such Indemnitee to take or refrain from taking any action or to make any public statement, which such Person reasonably considers to materially adversely affect its interests, (ii) the Indemnitor may not take control of any investigation, defense, or settlement, without the consent of any Indemnitee, if the liabilities involved in such proceedings involve any material risk of the sale, forfeiture, or loss of, or the creation of any Encumbrance on, any property of such Indemnitee and (iii) the Indemnitor may not take control of any investigation, defense, or settlement which could entail a risk of criminal liability to any Indemnitee. Upon the request of any Indemnitee, the Indemnitor shall use commercially reasonable efforts to keep such Indemnitee apprised of the status of those aspects of such investigation and defense controlled by such Indemnitor and shall provide such information with respect thereto as such Indemnitee may reasonably request. The Indemnitees shall cooperate with the Indemnitor in all reasonable respects with respect thereto.

     Section 6.12   Additional Indemnities.   Entergy shall indemnify
and hold harmless the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts actually and reasonably incurred by the Partnership attributable to or as a result of any determination that EGT Holding is not a foreign utility company within the meaning of Section 33 of the Public Utility Holding Company Act of 1935, as amended.

                         ARTICLE VII

                  ACCOUNTING; BOOKS AND RECORDS

     Section 7.1    Accounting; Books and Records.

     (a) Maintenance of Books and Records. The Partnership shall maintain at its principal office or, upon notice to the Partners, at such other place as the General Partner shall determine, separate books of account for the Partnership, which shall include a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Partnership and the operation of its business in accordance with this Agreement.

     (b)  Accounting Methods.

          (i) The Partnership shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books and records accordingly.

          (ii) All amounts payable under any agreement between the Partnership and the Partners or their Affiliates (excluding the Partnership) shall be treated as occurring between the Partnership and a Person who is not a Partner within the meaning of Section 707(a)(1) of the Code and such amounts payable by the Partnership to any Partner or such Partner's Affiliates shall be considered an expense or capital cost, as the case may be, of the Partnership for income tax and financial reporting purposes, and shall not be considered a distribution to such Partner, including in maintaining such Partner's Capital Account, and any such amounts payable by any Partner or its Affiliates to the Partnership shall not be considered a contribution to the Partnership, including in maintaining such Partner's Capital Account.

     (c)  Access to Books, Records, etc.  Each Partner or any of their
agents   or   representatives  (subject  to   reasonable   safety
requirements), at such Partner's own expense upon reasonable notice during normal business hours, may visit and inspect any of the properties of the Partnership and examine or audit any information it may reasonably request and make copies of and abstracts from the financial and operating records and books of account of the Partnership and its Subsidiaries and copies of any other documents relating to the businesses of the Partnership and the Subsidiaries, and discuss the affairs, finances and accounts of the Partnership and its Subsidiaries with the General Partner, the Officers, the General Partner members and officers of the Subsidiaries and independent accountants of the Partnership and its Subsidiaries, all at such reasonable times and as often as such Partner or any of its agents or representatives may reasonably request.

     Section 7.2    Reports.

     (a) In General. The General Partner shall be responsible for the preparation of financial reports of the Partnership and the coordination of financial matters of the Partnership with the Partnership's accountants.

     (b) Annual Reports. Within 90 days after the end of each Fiscal Year commencing with the first Fiscal Year ending on the December
31 following the Effective Date, the General Partner shall cause to be prepared and to be delivered to the Partners the following:

          (i) A consolidated balance sheet as of the last day of such Fiscal Year and a consolidated income statement and consolidated statement of cash flows for the Partnership and the Subsidiaries for such Fiscal Year and notes associated with each, prepared in each case in accordance with GAAP and audited by an independent public accounting firm of national reputation selected by the General Partner;

          (ii) A statement of the Partners' capital accounts and changes therein for such Fiscal Year prepared in accordance with this Agreement and audited by an independent public accounting firm of national reputation selected by the General Partner; and

(iii) A statement of the amount of the gain or loss, if any, realized or deemed to be realized during such Fiscal Year on the sale, disposition or adjustment of the Gross Asset Value of any Partnership Property, prepared in accordance with this Agreement.

The financial statements described in this Section 7.2(b) shall be accompanied by a written certification of the General Partner that (a) such statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position, results of operation and cash flows of the Partnership and the Subsidiaries and (b) no Liquidating Event has occurred and is continuing, or if any such event has occurred or is continuing, the action that the General Partner has taken or proposes to take with respect thereto.

     (c) Quarterly Reports. Within 45 days after the close of each of the first three Fiscal Quarters during any Fiscal Year beginning with the Fiscal Quarter ending after the Effective Date, the General Partner shall cause to be prepared and to be
delivered   to   each  Partner  unaudited  financial   statements
consisting of a consolidated balance sheet as of the last day of such Fiscal Quarter and a consolidated income statement and a consolidated statement of cash flows for the Partnership and the Subsidiaries for such Fiscal Quarter, in each case prepared in accordance with GAAP. The financial statements described in this
Section 7.2(c) shall be accompanied by a written certification of the General Partner that (i) such statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position, results of operation and cash flows of the Partnership and the Subsidiaries and (ii) no Liquidating Event has occurred and is continuing, or if any such event has occurred or is continuing, the action that the General Partner has taken or proposes to take with respect thereto.

(d) Liquidation Date Reports. The General Partner shall cause to be prepared and to be delivered to each Partner on the date on which final distributions are made to the Partners pursuant to
Section 11.1 hereof, a certification by a nationally recognized accounting firm selected by the General Partner that the following statements have been prepared in accordance with this
Agreement:

          (i) A balance sheet as of the Liquidation Measurement Date setting forth the aggregate Liquidation Value for all of the Partnership Property (a "Liquidation Balance Sheet"); and

          (ii) A statement of (A) the Partners' Capital Accounts and the changes therein as of the Liquidation Measurement Date pursuant to Section 10.1, and (B) the amount of the gain or loss, if any, realized or deemed to be realized during the Fiscal Year during which the Liquidation Measurement Date occurs on the sale, disposition or adjustment of the Gross Asset Value of any Partnership Property.

     (e) Valuation Reports. The General Partner shall cause to be prepared and delivered to each Partner contemporaneously with any adjustment to the Gross Asset Values of Partnership Property in accordance with subparagraph (ii) of the definition of Gross Asset Value, reports required to determine Liquidation Value in accordance with Section 10.1 and (x) in the event any Partnership Property is acquired (whether by contribution or purchase), sold
or   distributed  by  the  Partnership,  with  respect  to   such
Partnership Property only and (y) upon the occurrence of any adjustment to the Gross Asset Value of all Partnership Property, with respect to all Partnership Property.

(f) Other Reports. The General Partner shall cause to be prepared and to be delivered to each Partner by the Partnership, any Subsidiaries or the General Partner any other reports or information as the General Partner in its sole discretion, acting in good faith, determines to be necessary or desirable for the orderly conduct of the business of the Partnership.

     Section 7.3    Tax Matters.

     (a) The General Partner is hereby designated tax matters partner (the "Tax Matters Partner") as defined in Section 6231(a)(7) of
the  Code.   The  Tax Matters Partner will take no action  (other
than ministerial action or any action specifically permitted under this Section 7.3) without the prior approval of all of the Partners. The Tax Matters Partner will not be required to take any action or incur any expenses for the prosecution of any administrative or judicial remedies in its capacity as Tax Matters Partner unless the Partners agree on a method of sharing expenses incurred in connection with the prosecution of such remedies. As long as the Tax Matters Partner acts in good faith pursuant to instructions it receives from the Partners or from the Partnership, the Partnership will indemnify and hold harmless the Tax Matters Partner from and against any and all liabilities incurred by the Tax Matters Partner in connection with any activities and undertakings taken by it in its capacity as Tax Matters Partner.

(b) The Tax Matters Partner will be responsible for undertaking the statutory responsibilities of the "Tax Matters Partner" pursuant to subchapter C of chapter 63 of subtitle F of the Code, as set forth in the Code and the Treasury Regulations. The Tax Matters Partner will fully comply with the requirements of Temporary Treasury Regulations Section 301.6223(g)-1 and any successor provision, including providing each Partner with notices of the following:

          (i) The Tax Matters Partner will, within five (5) Business Days after the mailing by the Internal Revenue Service of the notice specified in Section 6223(a)(1), forward a copy of that notice to each Partner.

          (ii) The Tax Matters Partner will, within five (5) Business Days after the mailing by the Internal Revenue Service of the notice specified in Section 6223(a)(2), forward a copy of that notice to each Partner.

     (c) The Tax Matters Partner will promptly furnish to each Partner information with respect to the following (in the case of any action, within five (5) Business Days of taking that action):

          (i)  Closing conference with the examining agent;

          (ii) Proposed adjustments, rights of appeal, and requirements for filing of a protest;

(iii)     Time and place of any appeals conference;

(iv) Acceptance by the Internal Revenue Service;

(v) Consent to the extension of the period of limitations with respect to all members;

(vi) Filing of a "Request for Administrative Adjustment"
(including a request for substituted return treatment under Section 301.6227(b)-1T) on behalf of the Partnership;

(vii) Filing by the Tax Matters Partner or any other Partner of any petition for judicial review under Section 6226 or 6228(a);

(viii) Filing of any appeal with respect to any judicial determination provided for in Section 6226 or 6228(a); and

(ix) Final judicial redetermination.

     (d) Except as otherwise provided in the Code, the tax treatment of any Partnership item will be determined at the Partnership level.

(e) Any Partner has the right to participate in any administrative proceeding relating to the determination of Partnership items at the Partnership level.

(f) Partners will furnish the Tax Matters Partner with such information (including information specified in Section 6230(e) of the Code) as it may reasonably request to permit it to provide the Internal Revenue Service with sufficient information to allow proper notice to the Partners in accordance with Section 6223 of the Code.

(g) Every Partner will, on the Partner's return, treat a Partnership tax item in a manner which is consistent with the treatment of such item on the Partnership's return unless the Partner has given the Partnership prior written notice of inconsistent treatment identifying the inconsistency. If any Partner intends to file a Notice of Inconsistent Treatment under
Section 6222(b) of the Code, that Partner will, at least ten (10) Business Days prior to the filing of that notice, notify the other Partners of the intent and the manner in which such Partner's intended treatment of a Partnership item is (or may be) inconsistent with the treatment of that item by the Partnership.

(h) The Tax Matters Partner will not enter into any extension of the period of limitations for making assessments on behalf of any other Partner without first securing the written consent of that Partner.

(i) No Partner will, pursuant to Section 6227 of the Code, file a "Request for Administrative Adjustment" of the Partnership items for any Partnership taxable year without first notifying all other Partners. If all other Partners agree with the requested adjustment, the Tax Matters Partner will file the "Request for Administrative Adjustment" on behalf of the Partnership. If unanimous consent is not obtained within 30 days (or, if shorter, within the period required to timely file the "Request for Administrative Adjustment"), any Partner, including the Tax Matters Partner, may file a "Request for Administrative Adjustment" on its own behalf.

(j) The Tax Matters Partner will not, in its capacity as Tax Matters Partner, file a petition under Section 6226, 6228, 6234 or other sections of the Code with respect to any Partnership item, or other tax matters involving the Partnership, without the unanimous consent of all the Partners. Any Partner intending to file a petition under Sections 6226, 6228, 6234 or other Sections of the Code with respect to any Partnership item, or other tax matters involving the Partnership, will notify the other Partners at least ten (10) Business Days in advance of filing a petition for review.

(k) The Tax Matters Partner will not bind the other Partners to a settlement agreement without obtaining the written concurrence of the other Partners that would be bound by that agreement. Any other Partner that enters into a settlement agreement with the Secretary of the Treasury with respect to any Partnership items, as defined by Section 6231(a)(3) of the Code will notify the other Partners of that settlement agreement and its terms within ten (10) Business Days from the date of settlement.

(l) The provisions of this Section 7.3 will survive the termination of the Partnership or the termination of any Partner's interest in the Partnership and will remain binding on the Partners for a period of time necessary to resolve any and all matters regarding the federal and, if applicable, state income taxation of the Partnership. The Partnership will retain its records with respect to each fiscal year until the expiration of the period within which additional federal or state income tax may be assessed for such year. This provision provides reasonable restrictions on the activities of the Tax Matters Partner.

(m) A reasonable estimate of the necessary tax information for each Partner's tax filings shall be delivered to the General Partner as soon as practicable after the end of each Fiscal Year of the Partnership but not later than March 1st of the next succeeding Fiscal Year. Necessary tax information for each Partner's annual tax filings shall be delivered to the General Partner as soon as practicable after the end of each Fiscal Year of the Partnership but not later than July 15 of the next succeeding Fiscal Year. The General Partner shall file or cause to be filed tax returns for the Partnership prepared in accordance with the Code and the Regulations. The Tax Matters Partner has nothing to do with returns; this position relates to audits. At least thirty (30) days prior to the due date for filing tax returns for the Partnership, the General Partner shall forward copies of proposed returns to the Partners for review and comment. The parties agree to negotiate in good faith to resolve their differences with respect to any disagreements with respect to such returns.

(n) Upon the request of any Partner, the Partnership shall file the election provided for in Section 754 of the Code and any corresponding provisions of state law.

(o)  The General Partner shall make the election provided for in
Section 6231(a)(1)(B)(ii) of the Code or take any other action necessary to cause the provisions of Sections 6221 through 6231 of the Code to apply to the Partnership.

(p) The General Partner shall determine, in its sole discretion, exercisable in good faith, whether to make or not to make any federal, state or local tax elections (other than other than those provided for in the two immediately preceding paragraphs).


                          ARTICLE VIII
                     TRANSFERS OF INTERESTS

     Section 8.1    Permitted Transfers.

     (a) Any Transfer permitted by this Section 8.1 shall be referred to in this Agreement as a "Permitted Transfer", and the Person to
which   the   Interest  is  transferred  shall  be  a  "Permitted
Transferee". A Permitted Transferee shall automatically become a substituted Partner in the Partnership in respect of the Interest so Transferred to it without any further act on the part of any other Partner being required.

     (b) No Partner may Transfer all or any portion of its Interest unless (i) (A) if such Transfer occurs on or before January 1, 2004, all of the other Partners have given their prior written consent, which consent may be withheld for any reason, (B) the transferee is a Wholly-Owned Affiliate of such Partner or (C) such Transfer occurs after January 1, 2004, (ii) the Partners have complied with the terms and conditions of the Transfer Restrictions Agreement and (iii) the conditions set forth in
Section 8.1(c) hereof have been satisfied.

(c) To the fullest extent permitted by law, a Transfer shall not be treated as a Permitted Transfer under this Article VIII unless and until all of the following conditions are satisfied:

          (i) The Interest being Transferred shall not be less than 12.5% of the aggregate of the Percentage Interests of all Partners unless the entire remaining Interests of such Partner is being Transferred. In addition, the ultimate parent of the transferee shall agree in writing to be bound by the provisions of the Transfer Restrictions Agreement.

(ii) The effect of such transfer shall not violate the terms of or constitute a breach of or a default under, or result in the breach of or a default under, with the giving of notice, the passage of time, or both, any Transaction Document or any other material agreement, document, contract or instrument to which the Partnership or any Subsidiary is a party or by which the Partnership, any Subsidiary or their respective assets are bound.

          (iii) The transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer free and clear of all Encumbrances, except those created or permitted under this Agreement, and to confirm the agreement of the transferee to be bound by the provisions of this Agreement.

(iv) Except as otherwise permitted by the Transfer Restrictions Agreement, the Transfer will not cause the Partnership to terminate for federal income tax purposes and if requested by the General Partner, the transferor shall provide the Partnership an opinion of counsel to such effect reasonably satisfactory to the General Partner. The General Partner and the transferor shall provide to such counsel any information available to the General Partner and the transferor and relevant to such opinion, if so reasonably requested.

(v) The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number, and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Interests until it has received such information.

(vi) Such Transfer will be exempt from all applicable registration requirements and will not violate any Legal Requirements regulating the Transfer of securities, and, except in the case of a Transfer of Interests to another Partner, if requested by the General Partner, the transferor shall provide an opinion of counsel to such effect reasonably satisfactory to the General Partner, and the General Partner and the transferor shall provide to such counsel any information available to the General Partner and the transferor and relevant to such opinion, if so reasonably requested.

(vii) Such Transfer will not cause the Partnership to be deemed to be an "investment company" under the Investment Company Act of 1940, as amended and if requested by the General Partner, the transferor shall provide an opinion of counsel to such effect reasonably satisfactory to the General Partner, and the General Partner and the transferor shall provide to such counsel any information available to the General Partner and the transferor and relevant to such opinion, if so reasonably requested.

(viii) If requested by the General Partner, the transferor and transferee shall provide the Partnership with an opinion of counsel, which opinion of counsel shall be reasonably acceptable to the other Partners, to the effect that such Transfer will not cause the Partnership to become taxable as a corporation for federal income tax purposes.

(ix) The transferor and the transferee shall pay, or reimburse the Partnership for, all reasonable costs incurred by the Partnership in connection with such transfer or admission on or before the 10th day after the receipt by that Person of the Partnership's invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Interest Rate.

     Section 8.2    Prohibited Transfers.

     (a) To the fullest extent permitted by law, any purported Transfer of an Interest that is not a Permitted Transfer shall be null and void and of no effect whatsoever; provided that, if the Partnership is required to recognize a Transfer of an Interest that is not a Permitted Transfer, the Interest Transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the Transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Partnership, and shall be subject to the restrictions and prohibitions on Transfers and Encumbrances on Interests set forth herein as though such transferee were a Partner.

(b) To the fullest extent permitted by law, in the case of a Transfer or attempted Transfer of an Interest that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of such indemnified Persons may incur (including incremental tax liability and reasonable attorneys' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted in this Section 8.2(b).

(c) Except as otherwise provided in Section 3.4(e), a Partner may not grant an Encumbrance in its Interest, unless (i) the General Partner consents to such Encumbrance; provided, however, that any Partner may grant an Encumbrance in its Interest if such Encumbrance is being pledged to secure the repayment of Indebtedness of such Partner and (ii) the instrument creating such Encumbrance provides that any foreclosure of such Encumbrance (or sale in lieu of such foreclosure) must comply with the requirements of this Article VIII, other than the restrictions on Transfers set forth in Sections 8.1(b)(i) and
(ii).

(d) No Partner may Transfer all or any portion of its Interest to (i) William I. Koch, (ii) Frederick R. Koch, (iii) any spouse, lineal descendant or spouse of a lineal descendant of a Person identified in clauses (i) or (ii), or (iv) any Person that is an Affiliate of any Person identified in clauses (i), (ii) or (iii); provided, however, that the Koch Limited Partner has notified the transferring Partner as to the identity of any of these Persons in connection with any proposed Transfer.

     Section 8.3    Admission of Additional Limited Partners.

     (a) Except with respect to Permitted Transfers, the Partnership may admit one or more additional Limited Partners with the written consent of each Partner, which consent may be withheld in the sole discretion of such Partner. Any additional Limited Partner so admitted to this Partnership under this Section 8.3 shall (i) make a Capital Contribution and (ii) have a Percentage Interest, in such amounts as shall be determined by the General Partner.

(b) Notwithstanding subsection (a) above, but excluding Permitted Transfers, no Person shall be admitted to the Partnership as an additional Limited Partner (i) if the effect of such admission would be the transfer of 50% or more of the Interests in any twelve-month period within the meaning of Code
Section 708; or (ii) if such admission could, with the giving of notice, the passage of time or both, violate the terms of, or constitute a breach of or a default under, or cause an acceleration of the rights and remedies under, this Agreement or any other material agreement, document, contract, or instrument to which the Partnership or any Subsidiary is a party or by which the Partnership, any Subsidiary or their respective assets are bound.

(c) The admission of any new Partner to the Partnership shall be conditioned on the satisfaction of the requirements set forth in
Section 8.1(c) with respect to transferees.

     Section 8.4 Withdrawal of a Partner. Except following a Transfer of a Partner's remaining Interest in compliance with this Article VIII and the Transfer Restrictions Agreement, no Limited Partner may voluntarily withdraw from the Partnership without the written consent of the General Partner. In granting such consent, the General Partner shall condition the withdrawal of the withdrawing Limited Partner on such matters as the General Partner may deem appropriate, and, in granting such consents, shall determine (i) the extent, if any, to which such withdrawing Limited Partners shall retain an interest in the Partnership;
(ii) the terms and conditions on and timing of the return of such withdrawing Limited Partner's capital; and (iii) the extent, if any, to which such withdrawing Limited Partner shall remain obligated or liable for obligations and liabilities of the Partnership and/or at risk with respect to ongoing Partnership operations, but not beyond the obligations, liabilities, and risks such Partner had at the time of withdrawal. In the event a Limited Partner withdraws other than as the result of a Permitted Transfer or without General Partner approval, the other Partner Group may exercise their rights and remedies under this Agreement or the Transfer Restrictions Agreement. If such rights are not exercised, the Interest of the withdrawing Limited Partner shall be redeemed by the Partnership at the Fair Market Value of such Limited Partner's Interest as reasonably determined by the General Partner in good faith. The payment of the redemption price to the withdrawing Limited Partner may, at the discretion of the non-withdrawing Partner Group, be deferred until the end of the term of the Partnership or its earlier winding-up and dissolution. On the withdrawal of a Limited Partner from the Partnership in accordance with this Section, such Limited Partner shall cease to be a Partner for all purposes, except to the extent such Partner retains any obligation or liability for obligations and liabilities of the Partnership as described above.

     Section  8.5    Withdrawal of General Partner.  The  General
Partner may not withdraw from the Partnership.


                           ARTICLE IX
                       LIQUIDATING EVENTS

     Section 9.1 Liquidating Events. The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

     (a) The affirmative vote of all of the Partners (or if the Bankruptcy of any Parent has occurred, then the unanimous vote of the Partners excluding the Partners in the affected Partner Group or the affected Partner, as the case may be);

(b) The Delaware Court of Chancery has entered a decree pursuant to Section 17-802 of the Act, and such decree has become final;

(c) Upon the occurrence of an event of withdrawal of the General Partner unless at the time there is at least one other general partner of the Partnership (who is hereby authorized and shall continue the business of the Partnership without dissolution), except the Partnership shall not be dissolved upon the occurrence of any such event if within 90 days after the withdrawal, all of the Limited Partners agree in writing or vote to continue the business of the Partnership without dissolution and appoint, effective as of the date of withdrawal, one or more additional general partners of the Partnership; and

(d) At any time there are no limited partners of the Partnership unless the Partnership is continued without dissolution in accordance with the Act.

The Partners hereby agree that, notwithstanding any provision of the Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event.

     Anything  in this Agreement to the contrary notwithstanding:
(i) the Bankruptcy of any General Partner shall not cause such Partner to cease to be a general partner of the Partnership and upon the occurrence of such Bankruptcy, the business of the Partnership shall continue without dissolution; and (ii) the existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Act.


                            ARTICLE X
                      LIQUIDATION VALUATION

     Section 10.1 Determination of Liquidation Values. For purposes of determining the amount of any adjustment to the Gross Asset Values of Partnership Property pursuant to subparagraph (ii) and
(iii) of the definition of Gross Asset Value, the value of each item of Partnership Property will be determined in accordance with this Section 10.1 (the "Liquidation Value").

     (a) The Liquidation Value of the Partnership's interests in the Subsidiaries shall be valued at the total Liquidation Value of
the   assets   and   liabilities  owned  by   the   Partnership's
Subsidiaries.

(b) The Liquidation Value of any cash and Cash Equivalents shall be valued at their face value less unamortized discounts and plus unamortized premium, if any.

(c) The Liquidation Value of any other Partnership Property shall be the Fair Market Value thereof reasonably determined by the General Partner in good faith. If any Partner disagrees with the Liquidation Value determined by the General Partner, then it may assert a different Liquidation Value if it in good faith believes that the correct Liquidation Value differs from the Liquidation Value determined by the General Partner by more than 5%.
          (i) If the Partners fail to agree on the final Liquidation Value of such Partnership Property, they shall mutually select an investment banking firm knowledgeable of the business of the Partnership to determine such final Liquidation Value. Such determination shall be final and binding. The fees and expenses of such investment banking firm shall be paid by the Partnership.

          (ii) If the Partners are unable to mutually select such investment banking firm, then each Series of Limited Partners shall select an investment banking firm which shall determine the Liquidation Value of the Partnership Property. The Liquidation Value of the Partnership Property shall be the average of the two investment banking firms' Liquidation Value. Such determination shall be final and binding. The fees and expenses of such investment banking firms shall be paid by the Series of Limited Partners whose submitted Liquidation Value is furthest from the final determination, and if the final determination is the precise mean of each submitted Liquidation Value, the obligation to pay the fees and expenses of such investment banking firms shall be shared equally.

(iii) If such Liquidation Values determined by each such investment banking firm are not within 10% of each other, then the two investment banking firms shall mutually select a third investment banking firm. Such third investment banking firm shall determine the Liquidation Value of the Partnership Property. The Liquidation Value of the Partnership Property shall be the average of the third investment banking firm's Liquidation Value and the Liquidation Value as determined by the one of the two investment banking firms which is closest to the third investment banking firm's determination. Such determination shall be final and binding. The fees and expenses of such investment banking firms shall be paid by the Series of Limited Partners whose submitted Liquidation Value is furthest from the final determination, and if the final determination is the precise mean of each such submitted Liquidation Values, the obligation to pay the fees and expenses of such investment banking firms shall be shared equally.

(iv) Any Partner may independently request any investment banking firm to prepare a report with respect to any Partnership Property at any time at its own expense.

     Section 10.2 Liquidation Gains and Losses. Upon the determination of the Liquidation Values of all the Partnership Property and the Subsidiaries, the Partnership shall be deemed to have realized gain or loss in an amount equal to the Liquidation Value of each item of Partnership Property less the basis for such assets as determined pursuant to Section 704(b) of the Code.


                           ARTICLE XI
                           WINDING UP

     Section 11.1 Winding Up. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners, and  no  Partner  shall  take  any action  with  respect  to  the
Partnership that is inconsistent with the winding up of the Partnership's business and affairs; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Partners until such time as the Partnership Property has been distributed pursuant to this Section 11.1 and the Certificate has been canceled pursuant to the Act. The General Partner or if there is no General Partner, the Person appointed by the unanimous consent of the Limited Partners (the General Partner or such Person, the "Liquidating Trustee") shall be responsible for overseeing the
winding  up  of  the  Partnership.   On  the  occurrence   of   a
Liquidating Event, the value of the Partnership's assets shall be determined in accordance with Section 10.1, the Gross Asset Values of all Partnership Property shall be adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value as of the Liquidation Measurement Date and any Profits or Losses of the Partnership shall be allocated among the Partners as of such Liquidation Measurement Date in accordance with Article IV hereof. The Liquidating Trustee shall take full account of the Partnership's liabilities and the Partnership Property and, except as otherwise provided in Section 11.2, shall cause, as soon as reasonably practicable, the Partnership Property or the proceeds from the sale or disposition thereof (as determined pursuant to Section 11.5), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by any applicable Legal Requirement and notwithstanding anything in this Agreement to the contrary, in the following order (without duplication):

     (a) First, to creditors, including, without limitation, the Partners and their Affiliates, in satisfaction (whether by payment or reasonable provision for payment) of all of the
Partnership's  debts and liabilities other than  liabilities  for which reasonable provision for payment has been made and liabilities for distributions to Partners under Section 17-601 or 17-604 of the Act;

(b) Second, the balance to the Partners in accordance with their respective Capital Accounts, as provided under Article IV, immediately after giving effect to the adjustments and allocations required by the third sentence of this Section 11.1 and as reflected on the statement of Capital Accounts provided to the Partners pursuant to Section 7.2(d)(ii).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XI.

     Section 11.2 Restoration of Deficit Capital Accounts; Compliance With Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(g), (x) distributions shall be made pursuant to this Article XI to the Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), and (y) if the General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the taxable year during which such liquidation occurs), then the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero, in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3). If any Limited Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all taxable years, including the taxable year during which such liquidation occurs), such Limited Partner shall have no obligation to contribute to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the Liquidating Trustee a portion (determined in the manner provided below) of the distributions that would otherwise be made to the Partners pursuant to this Article XI may be distributed to a trust established for the benefit of the Partners solely for the purposes of liquidating Partnership Property, collecting amounts owed to the Partnership, and paying any contingent, conditional or unmatured liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to Section 11.1. The portion of the distributions that would otherwise have been made to each of the Partners that is instead distributed to a trust pursuant to this Section 11.2 shall be determined in the same manner as the expense or deduction would have been allocated if the Partnership had realized an expense equal to such amounts immediately prior to distributions being made pursuant to Section 11.1.

     Section 11.3 Deemed Distribution and Recontribution. In the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership Property shall not be liquidated, the  Partnership's liabilities shall not be paid  or  discharged,
and  the  Partnership's affairs shall not be wound up.   Instead,
solely for federal income tax purposes, the Partnership shall  be
deemed   to   have  contributed  all  Partnership  Property   and
liabilities  to  a  new limited partnership in  exchange  for  an
interest   in   such  new  limited  partnership  and  immediately
thereafter, the Partnership will be deemed to liquidate by distributing interests in the new limited partnership to the Partners.

     Section 11.4 Rights of Partners. Each Partner shall look solely to the Partnership Property for the return of its Capital Contribution and, except as otherwise provided in Section 11.5, shall have no right or power to demand or receive property other than cash from the Partnership.

     Section 11.5 Form of Liquidating Distributions. For purposes of making distributions required by Section 11.1, the Liquidating Trustee may determine whether to distribute all or any portion of the Partnership Property in-kind or to sell all or any portion of the Partnership Property and distribute the proceeds therefrom.


                           ARTICLE XII
                          MISCELLANEOUS

     Section 12.1 Amendments. Amendments to this Agreement may be proposed by any Partner. Following such proposal, the General Partner shall submit to the Partners a verbatim statement of any proposed amendment if counsel for the Partnership shall have approved of the same in writing as to form, and the General Partner shall include in any such submission a recommendation as to the proposed amendment. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if it receives the affirmative vote of all of the Partners.

     Section 12.2 Governing Law. This Agreement and the rights and duties of the Partners arising out of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the conflict of laws rules thereof.

     Section 12.3   Waiver of Action for Partition.  Each of  the
Partners irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Partnership Property.

     Section 12.4 Specific Performance. Each Partner agrees with the other Partners that the other Partners would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Partners may be entitled, at law or in equity, the nonbreaching Partners shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions of this Agreement.

     Section 12.5 Enforceability of this Agreement. Each of the Partners hereby represents, covenants, and agrees that, upon execution and delivery of this Agreement by or on behalf of such Partner and the other Partners hereto, this Agreement shall constitute a legal, valid, and binding agreement of such Partner, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

     Section 12.6 Notices. Any notice required or permitted to be given under this Agreement shall be in English and shall be in writing. A notice may be delivered (i) personally, (ii) sent by registered or certified U.S. Mail with return receipt requested, or (iii) sent by telecopy (with confirmation of such notice) to the party entitled thereto. Such notices shall be deemed to be duly given and received (x) on the third Business Day after posting if mailed as provided, (y) when delivered personally (including delivery by private courier services) unless such day is not a Business Day, in which case such delivery shall be deemed to be made as of the next succeeding Business Day, or (z) in the case of telecopy (with confirmation of such notice), when sent, so long as it was received during working hours (8:00 a.m.
to 5:00 p.m.) for the intended recipient on a Business Day and otherwise such delivery shall be deemed to be made as of the next succeeding Business Day.

The initial addresses for notices to the Parties shall be:

General Partner:

EKLP, LLC
20 Greenway Plaza
Houston, Texas 77046
Fax No.:       713-544-4444
Attention:     President

With copies to:

EKLP, LLC
20 Greenway Plaza
Houston, Texas 77046
Fax No.:  713-544-4444
Attention:     General Counsel

Koch Limited Partner:

Koch Energy, Inc.
4111 East 37th Street North
Wichita, Kansas 67220
Fax No.:  316-828-7868
Attention:     Chief Financial Officer

With copies to:
Tye G. Darland
Koch Industries, Inc.
4111 E. 37th Street North
Wichita, Kansas  67220
Fax No.:  (316) 828-3133

Entergy A Limited Partner and Entergy B Limited Partner:

c/o Entergy Corporation
639 Loyola Avenue
New Orleans, Louisiana  70113
Fax No.:  (504) 576-4009
Attention:     Chief Financial Officer

With copies to:
Senior Counsel - Project Overlay
Entergy Services, Inc.
639 Loyola Avenue
New Orleans, Louisiana  70113
Fax No.:  (504) 576-2106

     Section 12.7 Further Assurances. The Partners agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as a Partner may reasonably request for the purpose of carrying out the intent of this Agreement.

     Section 12.8 Waiver; Cumulative Remedies. Failure of any Partner at any time to require another Partner's performance of any obligation under this Agreement shall not affect the right of any Partner to require performance of that or any other obligation hereunder at any other time. No delay or forbearance of any Partner in exercising any right or remedy under this Agreement shall affect the ability of that Partner subsequently to exercise such right or to pursue any remedy, nor shall such delay or forbearance constitute a waiver of any other right or remedy. Any waiver by any Partner of any right under this Agreement or of any failure to perform or breach hereof by any other Partner shall be in writing and signed by the waiving Partner. No such waiver shall be construed as a waiver of any continuing or succeeding breach of any provision of this Agreement, a waiver or modification of such provision itself, or a waiver or modification of any right under this Agreement, unless the instrument constituting the waiver so states. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by any Legal Requirement.

     Section 12.9 Exclusive Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may only be brought against any of the parties in the courts of the State of Texas, County of Harris; or the State of Delaware, County of New Castle; or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas or the
United  States  District  Court for Delaware,  and  each  of  the
parties   consents  and  irrevocably  submits  to  the  exclusive
jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

     Section 12.10 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 12.11 Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE OR HAVE ANY RESPONSIBILITY TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES INCLUDING, WITHOUT LIMITATION, LOST EARNINGS OR PROFITS, OTHER THAN THE OBLIGATION TO INDEMNIFY THE OTHER PARTY PURSUANT TO SECTIONS 6.8 OR 8.2 FOR SUCH DAMAGES ACTUALLY PAID BY SUCH OTHER PARTY.

     Section 12.12 Counterparts. This Agreement may be executed in one or more counterparts and by one or more parties to any counterpart, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be as effective as originals hereto.

     Section 12.13 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity
or   enforceability  of  its  other  provisions.    Following   a
determination  by  a  court of competent  jurisdiction  that  any provision of this Agreement is invalid or unenforceable, the parties shall negotiate in good faith new provisions that, as far as  legally  possible,  most nearly reflect  the  intent  of  the
parties  originally  expressed  herein  and  that  restore   this
Agreement as nearly as possible to its original intent and effect.

     Section 12.14 No Third-Party Beneficiaries. This Agreement is solely for the benefit of, and shall inure to the benefit of, the parties and their respective successors and permitted assigns, and this Agreement shall not otherwise be deemed to confer upon or give to any third party any right, claim, cause of action or other interest herein.

     Section 12.15 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto.

     Section 12.16 Entire Agreement. This Agreement (together with any Exhibits hereto and any documents described in or expressed to be entered into in connection therewith and, to the extent not terminated pursuant to Section 12.2 of the Contribution Agreement, the Confidentiality Agreement) constitute the entire agreement among the Partners concerning the subject matter hereof and supersede any previous agreement between or representation by any party to any other party (whether oral or written) concerning the subject matter hereof.

      IN WITNESS WHEREOF the duly authorized representatives of the Partners have executed this Agreement of Limited Partnership on the date set forth above.


                                   EKLP, LLC

                                   By:  Entergy Power International Holdings
                                        Corporation


                                   By:
                                        Leo P. Denault
                                        Authorized Signatory






























                       [SIGNATURE PAGE TO
               AGREEMENT OF LIMITED PARTNERSHIP OF
                       ENTERGY -KOCH, LP]

      IN WITNESS WHEREOF the duly authorized representatives of the Partners have executed this Agreement of Limited Partnership on the date set forth above.


                                   EK HOLDING I, LLC

                                   By:
                                        Leo P. Denault
                                        Manager

































                       [SIGNATURE PAGE TO
               AGREEMENT OF LIMITED PARTNERSHIP OF
                        ENTERGY-KOCH, LP]

      IN WITNESS WHEREOF the duly authorized representatives of the Partners have executed this Agreement of Limited Partnership on the date set forth above.


                                   EK HOLDING II, LLC


                                   By:
                                        Leo P. Denault
                                        Manager

































                       [SIGNATURE PAGE TO
               AGREEMENT OF LIMITED PARTNERSHIP OF
                        ENTERGY-KOCH, LP]

      IN WITNESS WHEREOF, the duly authorized representatives of the Partners have executed into this Agreement of Limited
Partnership on the date set forth above.


                                   KOCH ENERGY, INC.


                                   By:
                                   Name:
                                   Title:

































                       [SIGNATURE PAGE TO
               AGREEMENT OF LIMITED PARTNERSHIP OF
                        ENTERGY-KOCH, LP]